UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CPI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL STOCKHOLDERS' MEETING

TO CPI CORP. STOCKHOLDERS:

The Annual Meeting of the Stockholders of CPI Corp. (the “Company”) will be held at 9:00 a.m. (Central Daylight Time), Wednesday, August 11, 2010, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri 63103-1717.  The items of business to be acted upon at this meeting are as follows:

1.	Election of a Board of Directors for the ensuing year;

2.	A proposal to amend the CPI Corp. Omnibus Incentive Plan (the “Plan”) to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan;

3.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 5, 2011; and

4.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has specified June 23, 2010, at the close of business, as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Annual Meeting.

The Proxy Statement for the Annual Meeting is set forth on the following pages.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on August 11, 2010. The proxy statement is available by first clicking “INVESTOR” and then “SEC Filings” on CPI Corp.’s website at www.cpicorp.com. You may obtain directions to the Annual Meeting by written or telephonic request directed to the Company’s Secretary, CPI Corp., 1706 Washington Avenue, St. Louis, Missouri  63103-1717 or by telephone at (314) 231-1575, extension 3559.

We urge you to promptly sign, date, and return your Proxy even if you plan to attend the Annual Meeting. If you do attend the meeting, you may vote your shares in person, thereby canceling the Proxy. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

/s/JANE E. NELSON
______________________________
JANE E. NELSON
Secretary and General Counsel
Dated:  July 9, 2010

1706 Washington Avenue     ●     St. Louis, Missouri     ●     63103-1717     ●     (314) 231-1575     ●     www.cpicorp.com

Table of Contents
Questions and Answers ……………………………………………………………………………………………….............................................	ii

Stockholders Entitled to Vote……………………………………………………………………………………….................................................	1

Quorum………………………………………………………………………………………………………………...................................................	1

How to Vote; Submitting Your Proxy; Revoking Your Proxy………………………………………………………..........................................	1

Stockholder Proposals for 2010 Annual Meeting ……………………………………………………………………...........................................	3

Election of Directors (Proposal 1)……………………………………………………………………………………..........................................	3

Executive Officers ……………………………………………………………………………………………………................................................	6

Security Ownership of Certain Beneficial Owners …………………………………………………………………..............................................	7

Security Ownership of Management …………………………………………………………………………………............................................	7

Section 16(a) Beneficial Ownership Reporting Compliance ………………………………………………………..............................................	8

Corporate Governance ………………………………………………………………………………………………................................................	8

Board and Committee Meetings ……………………………………………………………………………………................................................	10

Compensation Committee Interlocks and Insider Participation ……………………………………………………............................................	12

Compensation Discussion and Analysis …………………………………………………………………………….............................................	12

Compensation Committee Report ……………………………………………………………………………………..............................................	16

Summary Compensation Table ………………………………………………………………………………………..............................................	17

Grants of Plan-Based Awards in Fiscal Year 2009…………………………………………………………………...............................................	19

Outstanding Equity Awards at 2009 Fiscal Year-End…………………………………………………………….................................................	19

Stock Vested in Fiscal Year 2009……………………………………………………………………………………................................................	20

Pension Benefits ……………………………………………………………………………………………………..................................................	20

Potential Payments Upon Termination……………………………………………………..………………………................................................	21

Director Compensation in Fiscal Year 2009…………………………………………………………………………............................................	22

Amendment to the CPI Corp. Omnibus Incentive Plan (Proposal 2)………………………………………………..........................................	24

Audit Committee Report ………………………………………………..……………………………………………...............................................	30

Fees Paid to Independent Registered Public Accounting Firm ………………………………………………………........................................	31

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 3) …………….................................................	31

Other Information ……………………………………………………………………………………………………..............................................	32

i

QUESTIONS AND ANSWERS

1.	Why am I receiving these materials?

Our Board of Directors (the “Board”) is providing these proxy materials (including the proxy card) to you in connection with our annual meeting of stockholders, which will take place on Wednesday, August 11, 2010 (the “Annual Meeting”). As a stockholder, you are invited to attend our Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement.

2.	What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers and other required information.

3.	How may I obtain a copy of CPI’s Annual Report on Form 10-K and other financial information?

A copy of our 2009 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended February 6, 2010, is being mailed to stockholders entitled to vote at the Annual Meeting.  Our 2009 Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material.  Our Annual Report on Form 10-K for the Company's fiscal year ended February 6, 2010 and other filings with the Securities and Exchange Commission ("SEC") can be found on our website at www.cpicorp.com by first clicking “Investor” and then “SEC Filings.”

4.	Who is entitled to vote at the Annual Meeting?

Only holders of our common stock at the close of business on June 23, 2010, are entitled to receive this Notice and to vote their shares at the Annual Meeting. As of that date, there were 7,324,128 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

5.	What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are:

•	Election of directors to serve for the next year and until their successors are elected and qualified;

•	A proposal to amend the CPI Corp. Omnibus Incentive Plan (the “Plan”) to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan; and

•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 5, 2011.

We will also consider any other business that properly comes before the Annual Meeting.  See question 14, “Could other matters be decided at the Annual Meeting?” below.

6.	How does the Board recommend I vote?

Our Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board listed in this Proxy Statement;

•	“FOR” the amendment of the CPI Corp. Omnibus Incentive Plan (the “Plan”) to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan; and

•	“FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 5, 2011.

Unless you give instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.  The Board’s full recommendation is set forth in the description of each item in this Proxy Statement.  With respect to any other matter that properly comes before the meeting, David Meyer and James Abel, the persons named on your proxy card, will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

7.	What are the voting requirements to elect the directors and to approve the other proposal discussed in this Proxy Statement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the outstanding shares entitled to vote at the meeting is represented by votes present at the meeting in person or by proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the director nominees and on any other proposals.  A decision of a majority of those shares represented in person or by proxy and voting at the meeting will determine the election of a director and the passing of the other proposals.  Abstentions and “broker non-votes” will have the effect of a no vote with respect to the election of directors and amendment to the Plan.  With respect to the ratification of the appointment of KPMG LLP, abstentions will have the effect of a no vote and “broker non-votes” will have no effect.

8.	How do I vote?

You may vote by completing and returning a proxy by mail, using the Internet, telephonically, or in person by attending the meeting as described below.

By mail:

To vote your proxy by mail, be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope.  If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named on the proxy card will vote the shares represented by that proxy as recommended by the Board.

By Internet:

To vote your proxy using the Internet, go to www.proxyvote.com.

By Telephone:

To vote your proxy telephonically, dial 1-800-690-6903.

In person at the Annual Meeting:

All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

Your vote is important.  Please return your vote promptly.

9.	May I vote confidentially?

Subject to the exceptions described below, our policy is to treat all stockholder meeting proxies, ballots and voting tabulations of a stockholder confidentially, if the stockholder has requested confidentiality on the proxy or ballot.

If you so request, your proxy will not be available for examination and your vote will not be disclosed prior to the tabulation of the final vote at the Annual Meeting, except (i) to meet applicable legal requirements, (ii) to allow the election inspectors to count and certify the results of the vote or (iii) if there is a proxy solicitation in opposition to the Board of Directors, based upon an opposition Proxy Statement filed with the Securities and Exchange Commission (SEC).

10.	What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to our Corporate Secretary;

•	timely delivery of a valid, later-dated proxy or a later-dated vote; or

•	voting by ballot at the Annual Meeting.

 If you vote using the Internet or telephonically, you may change your vote by casting a new vote.  Only your last vote will be counted.

If you are a beneficial owner but do not have record ownership of shares, you must follow the instructions of your bank, broker or other holder of record to revoke your proxy or submit new voting instructions.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

11.	What is a broker non-vote?

If you hold your shares in “street name” and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote.  In this situation, a “broker non-vote” occurs.  Shares constituting “broker non-votes” are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved the ratification of the appointment of KPMG LLP.  Shares constituting “broker non-votes” are counted as present for the purpose of determining a quorum at the Annual Meeting and will have the effect of a no vote with respect to the election of directors and amendment to the Plan.

12.	What is the deadline for voting my shares by proxy?

Votes by proxy must be received before the polls close at the Annual Meeting.

13.	What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in multiple registrations, or in both registered and street name, you will receive a proxy card for each account.  Please sign, date and return all proxy cards you receive from the Company.  Only your latest dated proxy for each account will be voted.

14.	Could other matters be decided at the Annual Meeting?

On the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration and you execute and deliver a proxy, then David Meyer and James Abel, the persons named on your proxy card, will have the discretion to vote on those matters for you.

15.	Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K within four business days of the meeting.

16.	Who will pay for the cost of this proxy solicitation?

We will pay the cost of preparing, mailing and soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement and any additional information furnished to stockholders. We may reimburse banks, brokerage houses, fiduciaries and custodians for their out-of-pocket expenses for forwarding solicitation materials to beneficial owners. We have hired Diversified Global Graphics Group - DG3 to print proxies and Broadridge Financial Solutions to distribute proxies.  We will pay both firms a fee, plus reasonable expenses, for these services.

17.	When are the stockholder proposals for CPI’s 2011 Annual Meeting due?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at the Company’s offices no later than March 11, 2011.  Such proposals also must comply with our By-laws and Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
CPI Corp.
1706 Washington Ave
St. Louis, MO  63103-1717

Stockholders wishing to submit proposals or director nominations that are not to be included in such Proxy Statement must give timely notice to the Corporate Secretary in accordance with our By-laws, which require that the notice be received by the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

18.	If I have additional questions, who can I contact?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact the Corporate Secretary at 314-231-1575, extension 3323.

v

CPI CORP.
1706 WASHINGTON AVENUE
ST. LOUIS, MISSOURI 63103-1717

PROXY STATEMENT OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 11, 2010

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of CPI Corp. (the “Company” or “CPI”) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at 9:00 a.m. (Central Daylight Time), Wednesday, August 11, 2010, at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri  63103-1717 (the “Annual Meeting”), and any adjournments or postponements thereof.  The approximate date on which this Proxy Statement and the enclosed proxy card are first being given or sent to stockholders is July 9, 2010.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders as recorded in the Company’s stock register on June 23, 2010, will be entitled to notice of and may vote at the Annual Meeting or any adjournments or postponements thereof.  As of the close of business on June 23, 2010, there were 7,324,128 shares of CPI’s common stock issued and outstanding, entitled to one vote per share.  The list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder for any purpose relevant to the meeting during normal business hours for 10 days before the meeting at the Company’s principal office.  The list will also be available during the meeting for inspection by stockholders.

QUORUM

The Company’s By-laws provide that at all meetings of stockholders, the holders of record, present in person or by proxy, of shares of common stock having a majority of the voting power entitled to vote thereat, is necessary and sufficient to constitute a quorum for the transaction of business.  Abstentions, withheld votes and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present at the meeting.

Your vote is important – we urge you to vote by proxy even if you plan to attend the Annual Meeting.

HOW TO VOTE; SUBMITTING YOUR PROXY; REVOKING YOUR PROXY

You may vote your shares by completing and returning a proxy by mail, using the Internet, telephonically, or in person at the Annual Meeting.  By submitting a proxy, you are legally authorizing another person to vote your shares.  The enclosed proxy card designates Messrs. David Meyer and James Abel to vote your shares in accordance with the voting instructions you indicate on your proxy card.

If you submit your executed proxy card designating Messrs. Meyer and Abel as the individuals authorized to vote your shares, but you do not indicate how your shares are to be voted, then your shares will be voted by these individuals in accordance with the Board’s recommendations, which are described in this Proxy Statement.  In addition, if any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this Proxy Statement), then each of these individuals will have the authority to vote your shares on those other matters in accordance with his discretion and judgment.  The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this Proxy Statement.

We urge you to vote by doing one of the following:

Vote by mail:

You can vote your shares by mail by completing, signing, dating and returning your proxy card in the postage-paid envelope provided.  In order for your proxy to be validly submitted and for your shares to be voted in accordance with your instructions, we must receive your mailed proxy card before the polls close at the Annual Meeting.

Vote by Internet:

To vote your proxy using the Internet, go to www.proxyvote.com.

Vote by Telephone:

To vote your proxy telephonically, dial 1-800-690-6903.

Vote in person at the Annual Meeting:

All stockholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you hold your shares in “street name” or otherwise have beneficial but not record ownership of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of election with your ballot to be able to vote at the meeting.

If your shares are not registered in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in the Company’s register of stockholders.  Those shares are held in your nominee’s name, on your behalf, and your nominee will be entitled to vote your shares.  Your nominee is required to vote your shares in accordance with your instructions.  If you do not give instructions to your nominee, your nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (your shares are treated as “broker non-votes”).

Your proxy is revocable.  If you are a stockholder of record, after you have submitted your proxy card, you may revoke it by mail by sending a written notice to be delivered before the Annual Meeting to the Company’s Secretary, 1706 Washington Avenue, St. Louis, Missouri  63103-1717.  If you wish to revoke your submitted proxy card and submit new voting instructions by mail, then you must sign, date and mail a new proxy card with your new voting instructions, which we must receive before the polls close at the Annual Meeting.  You also may revoke your proxy card by attending the Annual Meeting and voting your shares in person.  Attending the Annual Meeting without taking one of the actions above will not revoke your proxy.  If you are a beneficial owner, or you hold your shares in “street name” as described above, please contact your bank, broker or other holder of record for instructions on how to change or revoke your vote. If you voted by Internet or telephonically, you may revoke and change your vote by casting a new vote in the same manner. Only your last vote will be counted.

Your vote is very important to the Company.  If you do not plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your completed proxy card prior to the Annual Meeting in accordance with the above instructions so that your shares will be represented and voted in accordance with your instructions.  Even if you plan to attend the Annual Meeting in person, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

You are entitled to attend the Annual Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on June 23, 2010, or if you hold a valid proxy for the meeting.  You should be prepared to present photo identification for admission.

If your shares are held in “street name”, in order for you to attend the Annual Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by your nominee, as well as proper photo identification.  Note that even if you attend the Annual Meeting, you cannot vote the shares that are held by your nominee unless you have a proxy from your nominee.  Rather, you should vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your nominee to ensure that your shares will be voted on your behalf, as described above.

If you have questions or require any assistance with voting your shares, please contact the Corporate Secretary at 314-231-1575, extension 3559.

The cost of preparing, mailing and soliciting of proxies will be borne by the Company.  In addition to this Proxy Statement, directors, officers and regular employees of the Company may solicit proxies personally and by telephone, facsimile or electronically for which they will receive no compensation in addition to their normal compensation.  Arrangements have also been made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

The Company’s fiscal year ends the first Saturday of February.  Accordingly, references to fiscal year 2009, fiscal year 2008 and fiscal year 2007 mean the fiscal years ended February 6, 2010, February 7, 2009 and February 2, 2008, respectively.

Stockholder Proposals for 2010 Annual Meeting

To be considered for inclusion in next year’s Annual Meeting Proxy Statement, stockholder proposals must arrive at the Company’s offices no later than the close of business on March 11, 2011.  Proposals should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri  63103-1717.

Stockholders wishing to present proposals at the Annual Meeting (but not include them in the Proxy Statement) are required to notify the Corporate Secretary in writing no less than 90 days nor more than 120 days prior to the stockholders’ meeting; provided, however, that if less than 100 days’ notice or other public disclosure of the date of the meeting is given, notice by the stockholder will be considered timely if it is received by the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the meeting date was mailed or other public disclosure was made.

Notices of intention to present proposals at the 2011 Annual Meeting should be addressed to the attention of the Corporate Secretary, 1706 Washington Avenue, St. Louis, Missouri  63103-1717.

Election of Directors
(Proposal 1)

The Company’s By-laws provide that the number of directors constituting the full Board of Directors shall be six.  Mr. Paul Finkelstein was elected to the Board of Directors in July 2009 and subsequently resigned in January 2010.  Mr. Eric Salus has been nominated to fill the vacancy created upon Mr. Finkelstein’s resignation.  The Board of Directors recommends that the five remaining incumbents be reelected and that Mr. Salus be elected for a term of one year and thereafter until their successors are duly elected and qualified, or until a director’s earlier death, resignation or retirement.

Unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees as directors of the Company.  If any one or more of the nominees becomes unavailable for election, which is not anticipated, the holders of the proxies, acting pursuant to the authority granted by the proxies, will vote for such person or persons as may be designated by the Board of Directors.

The name of each nominee, the nominees' principal occupations, and certain other information is set forth below.  Messrs. Abel, Koeneke, Meyer and White first joined the Board in March 2004, while Mr. Glazer joined in November 2008 and Mr. Salus is being nominated for the first time.

Name	Principal Occupation, Business Experience and Directorships
James J. Abel
Mr. Abel, age 64, served as President and Chief Executive Officer of Financial Executives International (FEI) from May 2008 to February 2009.  FEI is the preeminent organization representing senior financial executives in dealing with the regulatory agencies involved with corporate financial reporting and internal controls.  Mr. Abel retired on December 31, 2007, from positions of Executive Vice President, Secretary, Treasurer and Chief Financial Officer of The Lamson & Sessions Co., a diversified manufacturer and distributor of a broad line of thermoplastic electrical, consumer, telecommunications and engineered sewer products for major domestic markets.  Mr. Abel served as an executive officer of The Lamson & Sessions Co. from December 1990 and a director from 2000 until his retirement.  Mr. Abel received a B.S. from Purdue University and an MBA from St. John’s University (N.Y.).  The Board concluded that Mr. Abel brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of financial expertise and executive management experience, through his positions held at FEI and The Lamson & Sessions Co. and as the audit committee financial expert with the Company, outside board experience, through his director positions at The Lamson & Sessions Co. and with various private U.S. companies and non-profit organizations and retail industry and public company experience, through his service as a director of the Company since 2004.

Michael Glazer
Mr. Glazer, age 62, has served as President and Chief Executive Officer of Mattress Giant Corporation, a specialty bedding retailer, since October 2009.  From August 2005 to October 2009, he served as Managing Director of Team Neu, a private equity investment firm, located in Pittsfield, MA.  From May 1996 to August 2005, he served as President and Chief Executive Officer of KB Toys, Inc.  He has served as director of Stage Stores (NYSE: SSI) since 2001 and served as a director of Big Lots (NYSE: BIG) from 1991 to 2003 and Brookstone and KB Toys, Inc. from 1996 to 2005.  Mr. Glazer received a B.A. from the University of California – Berkeley and an MBA from Columbia University.  The Board concluded that Mr. Glazer brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of retail industry experience, in which he has more than 35 years of leadership experience, including his positions held at Mattress Giant Corporation, KB Toys, Inc., Big Lots, the Bombay Company (formerly listed on the NYSE) and as a director of the Company since 2008, outside board experience, through his director positions at Stage Stores, Brookstone, KB Toys, Inc. and Big Lots, public company experience, through his positions held at Stage Stores, Big Lots and as a director of the Company and executive management experience, through his positions held at Mattress Giant Corporation, Team Neu, KB Toys, Inc., Big Lots and the Bombay Company.

Michael Koeneke
Mr. Koeneke, age 63, is a Managing Partner and Co-founder of Knightspoint Partners LLC (“Knightspoint”), a private equities firm established in 2003, which is engaged in the business of acquiring, holding or disposing of investments in various companies.  He served on the Board of Directors of Ashworth, Inc., a golf apparel company formerly listed on Nasdaq from 2008 to 2009, and on the Board of Directors of Sharper Image Corporation, a multi-channel specialty retailer formerly listed on Nasdaq from 2006 to 2008.  Mr. Koeneke was formerly the Co-Head and then Chairman of Global Mergers and Acquisitions at Merrill Lynch & Co., Inc. (“Merrill Lynch”) from 1997 to 2002, and Head of Mergers and Acquisitions at Credit-Suisse First Boston (“CSFB”) from 1989 to 1993.  Mr. Koeneke received a B.A. from the University of Michigan and an MBA from the Harvard Business School.  The Board concluded that Mr. Koeneke brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of executive management experience, through his positions held at Knightspoint, Merrill Lynch and CSFB, as well as his experiences in the retail industry, public company and outside boards through his director positions at Ashworth, Inc., the Sharper Image Corporation, and currently, as a director of the Company since 2004.

David Meyer
Executive Chairman.  Mr. Meyer, age 41, has served as Chairman of the Board of the Company since April 2004.  From 2004 to 2005, he served in the Company’s interim Office of the Chief Executive.  Since 2003, Mr. Meyer has served as a Managing Member of Knightspoint Partners LLC, a firm which he co-founded, that is engaged in the business of acquiring, holding and disposing of investments in various companies.  From 1995 to 2002, Mr. Meyer served in various capacities in the investment banking department of Credit Suisse First Boston, including as a director in the Mergers and Acquisitions and Global Industrial and Services Groups in the firm’s London office.  From 2007 to 2008, Mr. Meyer served as Chairman of the Board of Directors of Ashworth, Inc., a golf apparel company formerly listed on Nasdaq.  From 2006 to 2007, Mr. Meyer served as Chairman of the Compensation Committee of the Board of Directors of the Sharper Image Corporation, a multi-channel specialty retailer formerly listed on Nasdaq.  Mr. Meyer received a B.S.E. from Princeton University and an MBA from Stanford University.  The Board concluded that Mr. Meyer brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of retail industry, public company and outside board experience, through his Chairman and director positions held at Ashworth, Inc., the Sharper Image Corporation and as Chairman of the Company since 2004 and executive management experience, through his positions held at Knightspoint, Credit Suisse First Boston and as interim Chief Executive of the Company.

Name	Principal Occupation, Business Experience and Directorships
Turner White
Mr. White, age 61, has served as owner of White and Company, LLC, a consulting and investment firm located in Kansas City, Missouri, since May 2004, and as visiting assistant professor of management, Helzberg School of Management, Rockhurst University in Kansas City, Missouri, since July 2006.  From May 2000 to May 2004, Mr. White served as President and Chief Executive Officer of Union Station Kansas City, Inc.  He was Vice President and East region general manager of Cell Net Data Systems, an investor-owned data management and metering supplier to the electric energy industry, from September 1998 through February 2000. From June 1989 to September 1998, Mr. White was Executive Vice President, Corporate Development, of Kansas City Power & Light Company.  Mr. White received a B.A. from Colorado College and an MBA from Rockhurst University.  The Board concluded that Mr. White brings the requisite skills and experience to serve as a director of the Company, particularly in the areas of executive management experience, through his positions held at White and Company, LLC, Union Station Kansas City, Inc. and Kansas City Power & Light Company and retail industry and public company experience, as a director of the Company since 2004.

Eric Salus
Mr. Salus, age 56, has served on the Board of Directors and as a consultant for Oneida Ltd., one of the world’s largest marketers of stainless steel silverware and flatware, located in Oneida, New York, since 2006.  Mr. Salus has also served as a retail consultant to various companies, including Sharper Image, and investment funds since 2005 and served on the Board of Directors of Ashworth, Inc., makers of Ashworth and Callaway golf apparel, formerly listed on Nasdaq, from 2007 to 2008.  From 2004 to 2005, and 2003 to 2004, Mr. Salus served as President of Macy’s Home Store and Bon Macy’s, respectively, divisions of Macy’s Inc. (NYSE: M), formerly Federated Department Stores.  He previously held the positions of Executive Vice President of Home Store and Cosmetics at Macy’s from 1997 to 2003; Executive Vice President and Chief Merchandising and Marketing Officer of Dick’s Sporting Goods; and senior positions at Foley’s Houston and May D&F.  Mr. Salus received a B.A. from the University of Missouri.  The Board concluded that Mr. Salus has the requisite skills and experience to serve as a director of the Company, particularly in the areas of executive management and retail industry experience, in which he has more than 30 years of experience, including his positions held at Macy’s and other leading retailers and as a retail consultant, and outside board experience, through his director positions held at Oneida Ltd. and Ashworth, Inc.

The Board of Directors recommends a vote “FOR” each of these nominees as directors.

Executive Officers

The name of each of the Company’s executive officers as of June 23, 2010, who are not directors, along with their respective ages, positions and descriptions of their professional experience is set forth below.  Effective April 19, 2010, Mr. David Meyer was appointed Executive Chairman of the Board of Directors and now serves in both executive and director capacities.  As such, he is excluded from this listing as he is included in the director nominees table above.

Renato Cataldo
President and Chief Executive Officer.  Dr. Cataldo, age 50, joined the Company as its Chief Operating Officer in July 2005 after serving as a consultant to the Company since August 2004.  Effective October 10, 2006, he was appointed President and Chief Executive Officer of the Company.  From 1998 until his resignation in August 2004, he served as Chief Executive Officer and Chief Technology Officer of Publicis eHealth Solutions, a division of the Publicis Groupe, S.A., an international communications company.

Dale Heins
Executive Vice President, Finance, Chief Financial Officer and Treasurer of the Company.  Mr. Heins, age 47, was promoted to his current position in April 2008.  From July 2005 to April 2008, Mr. Heins served as Vice President, Corporate Controller, Principal Accounting Officer and Assistant Treasurer, after serving the Company in various other financial positions since 1987.

Thomas Gallahue
Executive Vice President, Operations.  Mr. Gallahue, age 60, joined the Company in April 2002 in the position of Vice President, Sales Development and Operations and was appointed to his current position in November 2002.  Prior to joining the Company, Mr. Gallahue enjoyed a thirty-year career with Sears, Roebuck & Co. where he held various positions, including Store Manager, Region Product Service Manager, Director of Sales Development for Home Appliances and District General Manager.

Jim Mills
Executive Vice President, Field Operations.  Mr. Mills, age 45, joined the Company in September 2008, following a distinguished career with RadioShack Corporation, a leading consumer electronics retailer, that spanned more than twenty years.  His most recent responsibilities with RadioShack included Vice President – Wholesale Channels (2007-2008), with responsibility for coordinating and implementing the overall strategy for RadioShack Franchise, Franchise International, Retail Solutions Kiosks and Direct Sales and providing executive oversight for RadioShack de’Mexico.  In 2006, Mr. Mills served as Vice President of RadioShack Segmentation and Vice President of Visual Merchandising and from 2004 to 2005, he was Vice President of the Southeast Region for RadioShack.

Keith Laakko
Executive Vice President, Chief Marketing Officer.  Mr. Laakko, age 44, joined the Company in his current position in January 2006.  He served as Category Marketing Director for Consumer Controls Brands of Spectrum Brands from 2004 until he joined the Company.  From 2000 to 2004, Mr. Laakko held marketing positions with Eastman Kodak Company, including Director of New Business Development, Business to Business, and Director of Corporate Branding from 2003 to 2004, Director of Global Brand Communication from 2001 to 2003 and Marketing Director, Strategic Web Partnerships and Online Community from 2000 to 2001.  He also held marketing positions with The Coca-Cola Company, Hasbro Toys and Mattel.

Jane Nelson
General Counsel and Secretary.  Ms. Nelson, age 60, joined the Company in 1988 as Assistant General Counsel and subsequently served as Associate General Counsel and Assistant Secretary.  She was promoted to her current position in 1993.

Rose O’Brien
Vice President, Finance/Controller and Principal Accounting Officer.  Ms. O’Brien, age 49, joined the Company in August 2005 as Assistant Controller and was promoted to her current position in April 2008.  Prior to joining the Company, Ms. O’Brien was the Director of Special Projects at Insituform, Inc., a provider of trenchless technology, from September 2004 to July 2005.  She was the Controller at Growing Family, Inc., a baby portrait photography company from November 2000 to September 2004.  Prior to November 2000, Ms. O’Brien held financial management positions with both public and privately held companies in the St. Louis area and also served for seven years in the Audit Department of Price Waterhouse.

Security Ownership of Certain Beneficial Owners

To the Company’s knowledge, based upon information contained in Schedules 13D and 13G filed with the Securities and Exchange Commission, the following table sets forth beneficial owners of five percent (5%) or more of the common stock of the Company as of June 23, 2010.

Name	Number of Shares		Percent
Van Den Berg Management	1,086,461	(1)	14.8%
Lafitte Capital Management LP	508,265	(2)	6.9%
First Dallas Holdings, Inc.	499,850	(3)	6.8%

(1)
As reported in its Amendment 11 to Schedule 13G/A, dated as of December 31, 2008, Van Den Berg Management has beneficial ownership of 1,086,461 shares, shared voting power for 1,084,451 shares and shared dispositive power for 1,084,451 shares.  The address of this stockholder is 805 Las Cimas Parkway, Suite 43C, Austin, Texas 78746.

(2)
As reported on Schedule 13G, dated February 15, 2008, as of January 31, 2008, Lafitte Capital Management LP has shared voting and shared dispositive power for 508,265 shares.  The address of this stockholder is 701 Brazos, Suite 375, Austin, Texas 78701.

(3)
As reported on Schedule 13G, dated February 15, 2010, as of December 31, 2009, First Dallas Holdings, Inc. has beneficial ownership of 499,850 shares, shared voting power for 470,000 shares and shared dispositive power for 499,850 shares.  The address of this stockholder is 2905 Maple Avenue, Dallas, Texas  75201.

Security Ownership of Management

Information is set forth below regarding beneficial ownership of common stock of the Company, as of June 23, 2010, by (i) each person who is a director or a director nominee; (ii) each person listed in the “Summary Compensation Table” set forth above and (iii) all directors and executive officers as a group.  Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Name	Amount of Record	Restricted Shares (1)	Vested Options (2)	Total	Percent of Shares Outstanding
James Abel	20,553	9,344	-	29,897	*
Michael Glazer	12,155	8,199	-	20,354	*
Michael Koeneke	29,241	8,199	-	37,440	*
Turner White	13,660	8,771	-	22,431	*
Eric Salus	-	-	-	-	*
David Meyer	223,098	20,022	-	243,120	3.3%
Renato Cataldo	21,694	23,009	-	44,703	*
Dale Heins	3,789	17,721	-	21,510	*
Thomas Gallahue	5,053	17,721	-	22,774	*
Jim Mills	5,134	15,263	-	20,397	*
Keith Laakko	4,547	15,791	-	20,338	*

Directors and Executive Officers
as a group (13 persons)	348,097	160,524	-	508,621	6.9%

*Less than one percent.

(1)
For directors, this includes restricted shares awarded in lieu of cash compensation for the 2010 Board retainer and committee chair retainers made on February 12, 2010, and April 15, 2010.  For executive officers, these restricted shares were awarded in fiscal year 2010 as part of fiscal year 2009 and long-term incentive compensation.  Additionally, the amount for Mr. Laakko includes certain restricted shares awarded to him as part of his employment agreement.

(2)
The table does not include stock options vested in fiscal year 2009 of 30,000, 16,667, 8,334, 7,500, 8,334 and 6,667 for Mr. Meyer, Dr. Cataldo and Messrs. Heins, Gallahue, Mills and Laakko, respectively, or stock options vested in fiscal year 2008 of 30,000 for Mr. Meyer, as these options were not exercisable as of the fiscal year 2009 year-end, and it is uncertain if they will be exercisable within 60 days after June 23, 2010; see footnote 2 to the “Summary Compensation Table” below for details on exercise requirements.

Section 16(a) Beneficial Ownership Reporting Compliance

The federal securities laws require our directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of any of the Company’s securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

Based solely upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of its directors and executive officers complied during fiscal year 2009 with their reporting requirements.

Corporate Governance

Corporate Governance Guidelines

The Company maintains a corporate governance section on its website which contains copies of the Company’s principal governance documents.  The Corporate Governance Guidelines, the charters of the Compensation, Audit and Finance and Nominating and Governance committees, the Code of Business Conduct and Ethics and the Company’s By-laws are available at www.cpicorp.com by first clicking “Investor”, then “Corporate Governance” and then “Highlights”.  These documents are also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717.  The principles contained in the Company’s governance documents were adopted by the Board to ensure that a majority of the Board members are independent from management, to ensure that the Board adequately performs its function as the overseer of management and to ensure that the interests of the Board and management align with the interests of the stockholders.

Certain Relationships and Related Transactions

The Company does not have a specific related person transactions policy; however, it does refer such transactions to the Company’s Board of Directors or applicable Committee for consideration and approval.  The Company’s Code of Ethics, which sets forth standards applicable to all directors, officers and senior management of the Company, prohibits the giving or accepting of personal benefits that could result in a conflict of interest.  Any waiver of this Code for a director or an officer may only be granted by the Board of Directors.  The Company may in the future adopt a separate related person transactions policy.

Director Independence

In accordance with New York Stock Exchange rules, the Board affirmatively determines the independence of each Director and nominee for election as a Director in accordance with all elements of independence set forth in the New York Stock Exchange listing standards. The Board of Directors has determined that throughout fiscal year 2009 each of James Abel, Peter Feld, Paul Finkelstein, Michael Glazer, Michael Koeneke, David Meyer and Turner White were “independent” under the NYSE corporate governance rules, a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

On April 19, 2010, David Meyer was appointed Executive Chairman of the Board of Directors.  As such, as of this date, he is not considered “independent” under the NYSE corporate governance rules.

Nominations for Directors

The Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors.  The Nominating and Governance Committee considers educational background, business experience and the ability to complement the skills and experience of other Board members.  In making recommendations, the Nominating and Governance Committee further considers each nominee's involvement at Board meetings and in providing strategic direction during the preceding year.

It is the policy of the Nominating and Governance Committee to consider nominees for election to the Board of Directors recommended by stockholders.  Any stockholder who desires to recommend a prospective nominee should forward the name, address and telephone number of such prospective nominee, together with a description of the nominee's qualifications and relevant business and personal experience, to the Corporate Secretary at the Company’s address set forth at the end of this Proxy Statement and, if relevant, comply with the procedures set forth above under the caption “Stockholder Proposals for the 2010 Annual Meeting”.  Notice of a nomination must include the reasons for making the nomination of a director or directors, the nominating person’s name, address, and class and number of shares owned; a description of all arrangements and understandings between the nominating person and each nominee and any other person (naming such person or persons) pursuant to which the nomination or nominations are made; the name, age, business address and residence address of the nominee; and the class and number of shares beneficially owned by the nominee.  It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws.  The nominee’s consent to be elected and to serve must also be submitted.  As described in the Company’s Corporate Governance Guidelines, a majority of directors must be independent under the criteria established by the New York Stock Exchange.

Director Selection and Qualifications

On an annual basis, the Nominating and Governance Committee reviews with the Board of Directors the skills and characteristics of prospective Board members as well as the composition of the Board as a whole.  This review includes each individual’s qualifications as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board.  Although the Board does not maintain a specific policy with respect to Board diversity, the Board believes that the Board should be a diverse body, and the Nominating and Governance Committee considers a broad range of background and experience in its assessment.  The Nominating and Governance Committee and the other members of the Board believe that director candidates should possess high ethical character, business experience with accomplishment in his or her respective field and the ability to exercise sound business judgment.

Board Oversight of Risk and Board Leadership Structure

The Company’s Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.  The Nominating and Governance Committee manages risks associated with the selection and independence of prospective Board members.  The Audit Committee oversees management of financial risks and is responsible for the selection of the independent auditors and approval of the scope of their work.  The Compensation Committee is responsible for overseeing the management of risks related to the Company’s compensation plans and arrangements.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed of such risks by the individual committees and management.

Effective April 19, 2010, Mr. David Meyer was appointed Executive Chairman of the Board and now serves in both executive officer and director capacities.   The Board believes that having an Executive Chairman and a Board comprised of all independent directors, except for Mr. Meyer, is in the best interest of the Company’s stockholders as it provides the appropriate balance between strategic development and independent oversight of management.  One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategies once they are developed.  The Board believes the Executive Chairman position promotes strategic development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.  The Executive Chairman's oversight and responsibility for the operations of the Company and the execution of the Company’s strategies enable the Executive Chairman to effectively identify strategic priorities and lead the directors in discussions of such strategies.

Independent directors and management have different perspectives and roles in strategic development.  The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Executive Chairman brings company-specific experience and expertise.  The Board believes that strong, independent oversight of management is an important component of an effective board.  All of the Company’s directors, except for Mr. Meyer, are independent under the rules of the New York Stock Exchange and the SEC.  Because of this Board composition, the Board believes that its existing corporate governance practices achieve independent oversight and management accountability.  The Company’s Board composition and governance practices provide for strong, independent discussion among directors and for independent evaluation of, and communication with, many members of senior management.

Communications with the Board

Any interested party, including any stockholder, who wishes to communicate with the Board, the presiding director, the independent directors as a group or with individual directors may send his or her communication to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717. The Board has instructed the Corporate Secretary to review all communications so received, and to exercise her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e. business inquiries, complaints or suggestions) and personal grievances.  However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Business Conduct and Ethics

The Company’s Code of Business Conduct and Ethics, which applies to Company employees and directors, reflects the standards CPI employees, officers and directors are expected to observe to maintain and enhance quality business practices. The Company intends to promptly disclose (i) the nature of any amendment to this code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and (ii) the nature of any waiver, including an implicit waiver, from a provision of this code of ethics that is granted to one of these specified individuals, the name of such person who is granted the waiver and the date of the waiver on the Company’s website at www.cpicorp.com.  The Code of Business Conduct and Ethics is available at www.cpicorp.com by first clicking “Investor”, then “Corporate Governance” and then “Code of Conduct”.  This document is also available, without charge, in print upon request to the Corporate Secretary at 1706 Washington Avenue, St. Louis, Missouri 63103-1717.  Underlying this Code are the fundamental requirements of honesty and good faith in all actions that reflect on the Company and its people.  The Company has established a fraud hotline for employees to submit confidential reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics, and the Audit Committee maintains a second hotline (www.openboard.info/cpy) specifically for accounting complaints which is maintained by an independent vendor and for which complaints are handled anonymously and confidentially.

Board and Committee Meetings

During fiscal year 2009, the Company’s Board of Directors met twelve times.  All directors attended more than 75% of all Board and committee meetings that they were eligible to attend.  The members of the Board conferred without management present as part of each regularly scheduled Board meeting.  The Chairman of the Nominating and Governance Committee, James Abel, presides over executive sessions of the non-management directors, all of whom were independent in fiscal year 2009.  Although the Company does not have a formal policy on attendance at annual stockholder meetings, the Company encourages each member of the Board to attend the Annual Meeting of Stockholders.  All of the Company’s then current directors attended the 2009 Annual Meeting of Stockholders.

In fiscal year 2009, the Board of Directors had the following committees: Audit and Finance (the “Audit Committee”), Compensation and Nominating and Governance Committees.

Mr. Finkelstein was elected to the Board of Directors in July 2009.  He subsequently resigned in January 2010.  During his period with the Company, Mr. Finkelstein served on the Company’s Audit and Compensation Committees.

The Audit Committee

The Audit Committee consists of James Abel (Chairman), Michael Koeneke and Turner White.  The Board of Directors has determined that all members of the Audit Committee are independent, as that term is defined in the New York Stock Exchange's listing standards and the rules of the Securities and Exchange Commission.  The Board of Directors has also determined that Mr. Abel, is qualified to serve as the Audit Committee financial expert.  The Audit Committee held five meetings during fiscal year 2009.

Pursuant to its Charter, the Audit Committee reviews annual and quarterly financial statements of the Company, selects and oversees the Company’s independent auditors and approves the scope of their work.  The Audit Committee also reviews and discusses with management and the independent auditors significant accounting policies, reporting practices and internal controls and approves the annual internal audit plan.  The Audit Committee has established procedures for reporting concerns about auditing or accounting practices to the Audit Committee on an anonymous, confidential basis at www.openboard.info/cpy.  The Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls and reviews and evaluates the Company’s investment policies and performance.

The Compensation Committee

The Compensation Committee is comprised of Turner White (Chairman), James Abel and Michael Glazer.  The Board of Directors has determined that all of the members of the Compensation Committee are independent, as that term is defined in the rules of the New York Stock Exchange.

The Compensation Committee held 11 meetings during fiscal year 2009.  Decisions of the committee are made after discussion of relevant facts and in accordance with the opinion of the majority of the committee.  Primary actions taken in these meetings included the approval of 2008 incentive awards, the determination of targets for fiscal year 2009 incentive awards, 2009 executive compensation, 2009 director compensation awards of restricted stock, an amendment to the Chairman’s Agreement and the evaluation of the performance of the Chief Executive Officer (“CEO”).  The CEO participates in Compensation Committee meetings when requested.  His involvement is generally to advise concerning incentive awards and executive compensation other than his own.  Additionally, in 2009, the Committee engaged Hay Group, Inc. as an independent consulting firm to provide executive compensation consulting services to the Committee; see further discussion in the “Compensation Discussion and Analysis” section below.

Meetings of the Compensation Committee are set by the Compensation Committee Chairman in consultation with management and other members of the committee.  Compensation Committee agendas are determined by the Chairman of the committee.  The Compensation Committee also serves as the Committee charged with administration of the Company’s Omnibus Incentive Plan.

The Compensation Committee is required to consist of no fewer than three members, all of whom meet the independence requirements of the New York Stock Exchange.  The members of the Compensation Committee are appointed by the Board on the recommendation of the Nominating and Governance Committee and serve until their successors are appointed.

The Chairman of the Board generally attends Compensation Committee meetings in an advisory capacity.  He is an active participant as the Compensation Committee considers the various decisions that it has to make, but the Compensation Committee makes final decisions.  The Chairman does not participate in Committee or Board discussions regarding his compensation.

The Compensation Committee consults with the CEO for recommendations as to salary and incentive levels, but retains the authority to make any final decisions.  The CEO’s recommendations include a detailed listing by individual of recommended salary and incentives based on internal performance reviews and consultation with appropriate management personnel.  Executives are included in Compensation Committee meetings as invited and do not participate in executive sessions.  The Compensation Committee delegates to the CEO the responsibilities of communicating and implementing decisions that are made by the Compensation Committee.

Outside consulting services are obtained on a project-by-project basis, including matters that concern compensation of members of the Board of Directors.  The Compensation Committee retained independent consultants, who provided executive compensation consulting services and services to determine compensation for the Chairman of the Board, in 2009 and 2008, respectively.  The independent consultants were commissioned by the Committee and do not provide other services to the Company.  Management does not retain a compensation consultant.

The Nominating and Governance Committee

The Nominating and Governance Committee is comprised of James Abel (Chairman), Michael Koeneke and Turner White.  Under its Charter, the Nominating and Governance Committee is charged with nominating qualified members to serve on the Company’s Board of Directors, reviewing and assessing the adequacy of the Company’s Corporate Governance Guidelines and making recommendations for changes to the Guidelines as appropriate.  The Nominating and Governance Committee also leads the annual Board and committee evaluation process.  The Board of Directors has determined that all of the members of the Nominating and Governance Committee meet the independence requirements for companies listed on the New York Stock Exchange.  The Nominating and Governance Committee met six times during fiscal year 2009.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2009, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer.  No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2009, and no member of the Compensation Committee was formerly an officer of the Company.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis outlines the compensation philosophy, policy and practices as they relate to Named Executive Officers.

Compensation philosophy and goal

The Company’s compensation philosophy is based on two principles:

•	Exceptional individual and team performance should be recognized and rewarded (and thereby encouraged) at all levels of the organization.
•	Rewards should be tied to the creation of stockholder value and its underlying drivers.

The goal of the Company’s compensation programs is to promote the financial interests and growth of the Company by creating and maintaining a system that provides fair annual compensation and incentives for designated officers and key employees of the Company to remain in the employ of the Company and to work to the best of their abilities for the achievement of the Company’s strategic and operational growth objectives.  Compensation packages are determined upon hire based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors.  Compensation packages are reviewed annually by the Compensation Committee.

Compensation Consultant

The Compensation Committee did not use external advisors in setting the fiscal year 2009 compensation for its Named Executive Officers.  All decisions were made on the basis of the Company’s existing practices, which typically includes a review of published compensation reports, as needed.  In 2009, except for the use of the peer group, as discussed below, formal benchmarking was not used for management compensation purposes.

In 2009, the Compensation Committee engaged Hay Group, Inc. (“Hay Group”) as an independent consulting firm to provide executive compensation consulting services to the Committee.   With the consent of the Compensation Committee Chairman, the Company retained Hay Group in 2010 to provide assistance with the preparation of the “Compensation Discussion and Analysis” section included within this proxy statement.  Hay Group works at the direction of the Compensation Committee as an independent advisor.  Hay Group will interact with management at the direction of the Committee to gather information on the business, organizational strategy, and approach to leadership as well as its executive reward programs and practices.  The Compensation Committee has the sole authority to retain and terminate any independent advisor, including the Hay Group.

Fiscal Year 2010 Peer Group

The Committee engaged Hay Group to assess the compensation programs for its executive officers.  As part of this assessment, Hay Group supported the Committee in creating a peer group to benchmark the compensation of the Company’s Named Executive Officers.  Specifically, Hay Group worked with the Committee and management to identify a list of criteria to use in the selection of the peer group companies.  Hay Group and the Committee started with a broad cross section of companies and narrowed the companies down based on the following set of criteria:

• Annual revenues between one-half to two times the Company’s revenues;

• Small box specialty retail companies;

• Small box restaurant companies;

• Customer service element is critical to business; and/or

• Companies that operate in a host environment.

Companies that were selected met a majority, but not necessarily all of the above criteria.  The Committee and management do not believe there are any companies that are exact competitors or peers within the Company’s industry.

Each of the companies comprising the current 18-member Peer Group met a majority of the above criteria. The companies are:

• A.C. Moore Arts & Crafts	• CEC Entertainment	• Gymboree
• Bare Escentuals	• Christopher & Banks	• Hibbett Sports
• Big 5 Sporting Goods	• Dennys Corp	• Jackson Hewitt Tax Service
• Buffalo Wild Wings	• Destination Maternity	• Nutrisystem
• Build-A-Bear Workshop	• Einstein Noah Restaurant	• Shutterfly
• California Pizza Kitchen	• Golfsmith International Holdings	• Steiner Leisure

The Peer Group provides direct incumbent information on a job title match basis (e.g., Chief Executive Officer, Chief Financial Officer) and data for each of the Named Executive Officers.   In addition, Hay Group provided broader retail market data from Hay Group’s Retail Industry Total Remuneration Survey (“Hay Retail Survey”) as an additional benchmarking data point.   The list of the Hay Retail Survey participants can be found at the following website (http://haygroup.com/Downloads/us/misc/2009_Hay_Group_Retail_TR_List_of_Participants.pdf).   The Committee used the Peer Group and the Hay Retail Survey to benchmark executive pay practices as one component of its decision around compensation.  In addition, the Committee considered company and individual performance as well as how compensation should be tied to the Company’s business strategies and the creation of shareholder value.

Compensation Components and Related Policies

The Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers during the 2009 fiscal year are considered the “Named Executive Officers” or “NEO’s” for purposes of this discussion.  For fiscal year 2009, the NEO’s were:

Dr. Renato Cataldo, President and Chief Executive Officer
Mr. Dale Heins, Executive Vice President, Finance, Treasurer and Chief Financial Officer
Mr. Thomas Gallahue, Executive Vice President, Operations
Mr. Jim Mills, Executive Vice President, Field Operations
Mr. Keith Laakko, Chief Marketing Officer

The components of compensation described below and their relative weightings were selected because they are considered fair, competitive and in line with the Company’s compensation philosophy. Outside of employment agreements, benefits are provided on a Company-wide basis with selections of specific plans based on management analysis of plans available in the marketplace as well as the necessary elements to attract and retain employees.  The Compensation Committee believes that the compensation and benefit structure is appropriate for the Company’s size and industry.

Base Compensation

The Compensation Committee annually reviews compensation based on consideration of the Company’s strategic and financial goals, competitive forces, fairness, individual responsibilities and challenges and economic factors.  This includes a review of published compensation reports, as needed.  Base salaries for our Named Executive Officers reflect each executive officer’s level of experience, responsibilities and expected future contributions to our success. We review base salaries on an annual basis, or as responsibilities change, and we consider factors such as individual and Company performance and the competitive environment in our industry in determining whether salary adjustments are warranted.

Base salaries for Mr. Heins and Mr. Laakko were increased by the Compensation Committee, effective February 8, 2009, for expected future performance based on growth in positions demonstrated in fiscal year 2008.

Annual Incentive Compensation

The CPI Corp. Performance Plan is an annual incentive plan that is applied to a broad pool of employees including the NEO’s. Under the Company’s performance plan, executives and other participants have the potential to earn significant supplemental compensation if pre-established, objective targets, based on the Company’s Earnings before Interest, Taxes, Depreciation and Amortization and Other non-cash charges (“EBITDA”) or such other performance measurement(s) or criteria as the Board may establish in its sole discretion, are met or exceeded.  The Board of Directors establishes these targets at the beginning of each year during the budgeting process in order to provide performance awards designed to yield corresponding growth in stockholder value.

During fiscal 2009, all Named Executive Officers participated in this plan.  The Board establishes the formula(s) or other criteria for determining the aggregate amount of the annual plan payouts (“Incentive Compensation Pool”) for each fiscal year (“Plan Year”) based on the Company’s EBITDA or such other performance measurement(s) or criteria as the Board may establish in its sole discretion.  Not later than ninety (90) days following the end of a Plan Year, the Board calculates the Incentive Compensation Pool for the Plan Year based on the formula(s) or criteria established by the Board for such Plan Year.  Once the amount of the Incentive Compensation Pool for the Plan Year is calculated, participants are designated for that year and are awarded an annual bonus based on performance.

Company performance goals are established using the budgeting process and are approved by the Board of Directors and the Compensation Committee.  Once the budget is final, EBITDA and/or other targets for the year are determined by the Board of Directors at levels deemed to be achievable but challenging.  These targets are used to determine the total amount of the Incentive Compensation Pool.  Participants and payouts are designated and awards made based on an assessment of individual and team contributions not later than ninety (90) days following the end of the Plan Year.  In fiscal 2009, any payouts of $10,000 or more pursuant to the plan were weighted evenly between cash and restricted stock, allowing high-impact employees at multiple levels of the organization to participate in the long-term success of the Company through stock ownership.  The plan provides that the incentive compensation payable to executive officers of the Company in any Plan Year shall not, in the aggregate, exceed thirty three and one-third percent (33 1/3%) of the established Incentive Compensation Pool.  The restricted stock awarded to date for performance has a vesting period ending upon completion of the subsequent fiscal year, thus encouraging retention of key employees.

The Company exceeded certain pre-established Adjusted EBITDA (defined as EBITDA plus other charges and impairment cash charges) minimum targets of $31.5 million and $45.0 million for the fourth quarter and full year of fiscal year 2009, respectively, and eligible employees throughout the organization were compensated for their individual and team contributions.  These awards are distributed among employees at the discretion of the Compensation Committee.  A substantial portion of the total was paid in restricted shares in fiscal year 2010 and will not vest until the end of fiscal year 2010.  Shares awarded under the CPI Corp. Performance Plan are granted pursuant to the CPI Corp. Omnibus Incentive Plan.

Omnibus Incentive Plan

Effective May 29, 2008, the Board of Directors adopted the CPI Corp. Omnibus Incentive Plan (the "Plan"), which was approved by the stockholders at the 2008 Annual Meeting of Stockholders, held on July 17, 2008.  The Plan replaced the CPI Corp. Stock Option Plan, as amended and restated on December 16, 1997, and the CPI Corp. Restricted Stock Plan, as amended and restated on April 14, 2005 (collectively the "Predecessor Plans") that were previously approved by the Board of Directors, and no further shares will be issued under the Predecessor Plans.  The Plan provides the Company with flexibility to award employees, directors and consultants of the Company (the "Service Providers") both short-term and long-term equity-based and cash incentives.  The purposes of the Plan are (i) to attract and retain highly competent persons; (ii) to provide incentives to Service Providers that align their interests with those of the Company's stockholders; and (iii) to promote the success of the business of the Company.  Awards under the Plan are granted by the Compensation Committee of the Board (the "Committee"), provided that the Board is responsible for administering this Plan with respect to awards to non-employee directors.  The Committee has the authority, among other things, to (i) select the Service Providers to whom awards may be granted and the types of awards to be granted to each; (ii) to determine the number of shares to be covered by each award; (iii) to determine whether, to what extent, and under what circumstances an award may be settled in cash, common stock, other securities, or other awards; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (v) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable.   Total shares of common stock available for delivery pursuant to awards under the Plan as approved on July 17, 2008, were 800,000 shares.  The Company has reserved these shares under its authorized, unissued shares.  At May 10, 2010, 216,348 of these shares remained available for future grants.

Types of awards authorized under the Plan include (i) stock options to purchase shares of common stock, including incentive stock options (“ISO’s”) and nonstatutory stock options, which will be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant; (ii) stock appreciation rights (“SAR’s”), which confer the right to receive an amount, settled in cash, common stock or other awards, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR; (iii) restricted stock, which is common stock subject to restrictions on transferability and other restrictions, such as payment of taxes, with respect to which a participant has the voting rights of a stockholder during the period of restriction; (iv) restricted stock units, which are awards of a right to receive shares of the Company’s common stock and are subject to restrictions on transferability and other restrictions, such as payment of respective taxes; (v) performance awards, including performance shares or performance units, which are settled after an applicable performance period has ended to the extent to which corresponding performance and/or market goals have been achieved and (vi) other awards, including awards that are payable in shares of common stock or the value of which is based on the value of shares of common stock, and awards to be settled in cash or other property other than common stock.

Company-wide Benefits

Benefits such as profit sharing 401(k), medical and dental are available to executives under plans and policies that apply Company-wide.  Management reviews the performance and cost of these plans on an annual basis and makes changes as necessary.  For the profit sharing plan, the Board of Directors appoints a plan committee made up of executive officers.  That committee is responsible for administering the plan.

The Company has a defined benefit pension plan that applied Company-wide until April 1, 2004 (the “Retirement Plan”), when the Company implemented a freeze of future benefit accruals.  Employees with at least ten years of service who attained age 50 as of April 1, 2004 were “grandfathered” and benefits continued to accrue for those grandfathered individuals until February 20, 2009, when such benefits were frozen.

Employment Agreements

Senior executives, including all of the Named Executive Officers, are generally hired under employment agreements which establish base compensation and eligibility for annual performance-based awards, long-term equity awards, severance and other benefits.  The agreements are used to document the employment terms, promote retention and provide for various covenants that protect the Company.  The agreements are prepared based on a standard template that does not include special provisions for change of control.  The Compensation Committee reviews and approves executive employment agreements before they are executed.

Upon his joining the Company in September 2008, Jim Mills entered into an employment agreement that follows the standard template, as further described in the discussion following the executive compensation tables.

Further descriptions of employment agreements are provided in the discussion following the executive compensation tables.

2010 Changes

On April 19, 2010, Mr. David Meyer was appointed Executive Chairman of the Board of Directors.  Mr. Meyer previously served as a non-Executive Chairman.  Under his new agreement, Mr. Meyer will receive an annual retainer of $200,000.  The annual retainer is paid quarterly beginning with the second fiscal quarter of fiscal year 2010.  Mr. Meyer is eligible for a performance bonus for fiscal year 2010 based on Consolidated Adjusted EBITDA targets and payouts.  The Consolidated Adjusted EBITDA will be calculated in the same manner as determined for purposes of the Company’s annual management incentive plan.  The performance bonus will be paid in the Company’s common stock.

In addition to the performance bonus, at the sole discretion of the Committee, Mr. Meyer is eligible for a discretionary bonus of up to $200,000 for fiscal year 2010 in the event that “Total Return” (as defined in his agreement) in the Company’s common stock price performance for the fiscal year is greater than 50%.  Any discretionary bonus will be paid in the Company’s common stock.

Mr. Meyer was also awarded 17,162 shares of restricted stock on April 19, 2010.  The restricted shares vest in four equal annual installments of 25% beginning on the last day of fiscal year 2010, provided that Mr. Meyer continues to provide services to the Company through each relevant vesting date.

Tax and Accounting Implications

Named Executive Officers do not have any tax gross-up benefits in their employment agreements.

Although the $1 million limitation on deductibility imposed by Section 162(m) has had limited application to compensation paid to the Company’s executives, the Compensation Committee intends to preserve full deductibility of executive compensation.  However, the Committee may approve compensation for an executive officer that does not meet the deductibility requirements of Section 162(m) in the future in order to maintain competitive compensation packages and attract talented leaders.  Since each executive had compensation lower than the $1 million limitation in the last year, Section 162(m) was not applicable.

The CPI Corp. Omnibus Incentive Plan, approved by stockholders in 2008, was drafted to meet the requirements of Section 162(m).  The CPI Corp. Performance Plan is subject to the deductibility limitation of Section 162(m).

The Company’s policy is to meet all the requirements of Internal Revenue Code Section 409A.

Stock Ownership Guidelines

The Company does not have stock ownership guidelines pertaining to the Board or executives or stock retention guidelines applicable to equity awards to directors or executives.  Executive ownership of stock is encouraged and established through awards upon hire and through the CPI Corp. Performance Plan and the Omnibus Incentive Plan.

Although the Company does not have stock ownership guidelines pertaining to its non-employee directors, it does have the CPI Corp. Non-Employee Directors Restricted Stock Policy (the “Policy”) pursuant to the CPI Corp. Omnibus Incentive Plan, approved by the Company’s shareholders on July 17, 2008, and effective as of August 14, 2008, which encourages directors to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such directors and strengthening the mutuality of interest between the directors and the Company’s stockholders.  The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling non-employee directors to elect to receive restricted shares in lieu of a portion of the annual retainer that they received as directors of the Company.  All of the non-employee Directors have elected to receive shares pursuant to the Policy in lieu of cash for annual retainers for Board service.

Compensation Committee Report

We, the Compensation Committee of the Board of Directors of CPI Corp., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

THE CPI CORP. COMPENSATION COMMITTEE

Turner White, Chairman                         James Abel                             Michael Glazer

Summary Compensation Table

The following table sets forth the information required by SEC Regulation S-K Item 402 as to the compensation for fiscal years 2009, 2008 and 2007 for services rendered in all capacities, by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)		Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)		Total ($)
Renato Cataldo
President and Chief Executive Officer	2009	$475,000	$29,611	(7)	$-	$21,250	$-	$12,626		$538,487
	2008	$484,135	$27,113	(8)	$179,501	$35,000	$-	$7,266		$733,015
	2007	$385,000	$149,688	(9)	$-	$150,000	$-	$7,630		$692,318
Dale Heins
Executive Vice President, Finance,	2009	$280,000	$24,387	(7)	$-	$17,500	$17,813	$10,337		$350,037
Chief Financial Officer and Treasurer (6)	2008	$228,806	$13,556	(8)	$89,751	$17,500	$-	$6,511		$356,124
	2007	$163,654	$90,242	(9)	$-	$40,000	$-	$5,776		$299,672
Thomas Gallahue
Executive Vice President, Operations	2009	$300,000	$24,387	(7)	$-	$17,500	$6,363	$12,867		$361,117
	2008	$305,770	$23,242	(8)	$64,505	$30,000	$-	$9,224		$432,741
	2007	$220,721	$29,916	(9)	$-	$30,000	$638	$4,809		$286,084
Jim Mills
Executive Vice President, Field Operations	2009	$275,000	$10,448	(7)	$-	$7,500	$-	$55,028	(10)	$347,976
	2008	$105,769	$-		$74,271	$-	$-	$474		$180,514
	2007	$-	$-		$-	$-	$-	$-		$-
Keith Laakko
Chief Marketing Officer	2009	$230,000	$20,905	(7)	$-	$15,000	$-	$11,685		$277,590
	2008	$203,846	$15,484	(8)	$71,801	$20,000	$-	$7,240		$318,371
	2007	$175,000	$24,948	(9)	$-	$25,000	$-	$7,860		$232,808

(1)
Stock awards issued under the CPI Corp. Omnibus Incentive Plan since May 29, 2008.  Prior to this date, stock awards were issued under Predecessor Plans.  See Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 6, 2010, for discussion of valuation methods related to stock awards.  Dividends are earned on restricted stock not yet vested.  Such dividends are included in All Other Compensation as they are earned.  The 2007 Stock Awards column also includes $50,336 awarded to Mr. Heins as a special bonus for his role in the completion of the acquisition of substantially all of the assets of Portrait Corporation of America (“PCA”) and certain of its affiliates and assumption of certain liabilities of PCA (the “PCA Acquisition”).  The amounts in the table reflect the aggregate grant-date fair value of the stock awards issued in the respective fiscal year noted.

(2)
Under the CPI Corp. Omnibus Incentive Plan, the Company issued options to the NEO’s in fiscal year 2008 as follows:  Mr. Cataldo, 50,000; Mr. Heins, 25,000; Mr. Gallahue, 17,500; Mr. Mills, 25,000; and Mr. Laakko, 20,000.  These options vest in three equal increments on their anniversary dates, with the exception of Mr. Gallahue’s options, which vest 7,500 on the first anniversary date and 5,000 both on the second and third anniversary dates.  The first increment vested on the first anniversary date and is exercisable when the Company’s common stock trades in excess of $25.00 for a minimum of 20 consecutive trading days, the second increment vests on the second anniversary date and is exercisable when the common stock trades in excess of $45.00 for a minimum of 20 consecutive trading days and the third increment vests on the third anniversary date and is exercisable when the common stock trades in excess of $65.00 for a minimum of 20 consecutive trading days.  For all share options described above, if the target common stock price is met for a minimum of 20 consecutive trading days prior to the vesting schedules noted above, the exercise dates would be the vesting schedule dates.  See the “Outstanding Equity Awards at 2009 Fiscal Year End” table for exercise prices and expiration dates.  Additional disclosure of these options, including valuation method, is included in Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 6, 2010.  The amounts in the table reflect the aggregate grant-date fair value of the stock options issued in fiscal year 2008.

(3)
Value of cash portion of performance bonus awarded under the CPI Corp. Performance Plan in fiscal year 2009 and under Predecessor Plans in fiscal years 2008 and 2007.  Amounts are granted and paid in the fiscal year subsequent to the fiscal year for which the performance relates.  The balance of the bonus was awarded in restricted stock and is reflected in the Stock Awards column.

(4)
Amounts relate to actuarial changes in pension values related to the pension plan.  The table does not include negative values of $11,551 and $520 in fiscal years 2008 and 2007, respectively, for Mr. Heins and $2,692 in 2008 for Mr. Gallahue.

(5)	Detail of All Other Compensation follows:

Name	Year	Dividends Paid on Stock not yet vested ($)	Company 401 (k) Contribution ($)	Life Insurance Premiums ($)	Other ($)		Total ($)
Renato Cataldo	2009	$1,428	$8,250	$748	$2,200		$12,626
	2008	$824	$5,750	$692	$-		$7,266
	2007	$1,331	$5,625	$674	$-		$7,630

Dale Heins	2009	$1,176	$7,212	$494	$1,455		$10,337
	2008	$412	$4,725	$414	$960		$6,511
	2007	$531	$4,005	$280	$960		$5,776

Thomas Gallahue	2009	$1,176	$8,250	$1,641	$1,800		$12,867
	2008	$706	$5,750	$1,268	$1,500		$9,224
	2007	$266	$3,549	$994	$-		$4,809

Jim Mills	2009	$504	$8,250	$537	$45,737	(10)	$55,028
	2008	$-	$-	$104	$370		$474
	2007	$-	$-	$-	$-		$-

Keith Laakko	2009	$1,684	$8,250	$376	$1,375		$11,685
	2008	$1,147	$5,750	$343	$-		$7,240
	2007	$1,911	$5,625	$324	$-		$7,860

(6)	Mr. Heins was appointed Chief Financial Officer on April 19, 2008.

(7)
The number of restricted shares granted to NEO’s in fiscal year 2009 (for fiscal year 2008 performance) was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2008 ($7.14).  The same formula was used for all other recipients of restricted shares pursuant to the Omnibus Incentive Plan.  The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2008 performance.  The awards were not made until completion of the year-end audit of the Company’s financial statements and allocation of the incentive pool determined upon completion of the audit, which occurred on April 27, 2009.  The amounts in the table reflect the aggregate grant-date fair value of the shares awarded on April 27, 2009.

(8)
The number of restricted shares granted to NEO’s in fiscal year 2008 (for fiscal year 2007 performance) was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2007 ($20.40).  The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan.  The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2007 performance.  The awards were made on March 5, 2008.  The amounts in the table reflect the aggregate grant-date fair value of the shares awarded on March 5, 2008.

(9)
The number of restricted shares granted to NEO’s in fiscal year 2007 (for fiscal year 2006 performance) was determined by dividing 50% of the value of their total bonuses by the closing price of the Company’s common stock at the end of fiscal year 2006 ($54.12).  The same formula was used for all other recipients of restricted shares pursuant to the Performance Plan.  The Compensation Committee selected the closing price of the Company’s common stock on the last trading day of the fiscal year because the awards were for fiscal year 2006 performance.  The awards were not made until completion of the year-end audit of the Company’s financial statements and allocation of the incentive pool determined upon completion of the audit which occurred on April 10, 2007.  The amounts in the table reflect the aggregate grant-date fair value of the shares awarded on April 10, 2007.

(10)
Mr. Mills joined the Company as Executive Vice President, Field Operations, in September 2008.  Upon his joining the Company, Mr. Mills entered into an employment agreement.  Pursuant to this agreement, Mr. Mills was entitled to receive reimbursement for certain moving and temporary housing expenses.  Such expenses in the amount of $43,517 were reimbursed to Mr. Mills in fiscal year 2009.

Grants of Plan-Based Awards in Fiscal Year 2009

				Payouts Under Non-Equity Incentive Plan Awards			Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)(3)
Name	Plan Name		Grant Date (1)	Threshold ($)	Target ($)(2)	Max ($)	Threshold (#)	Target (#)(3)	Max (#)
Renato Cataldo	Omnibus Incentive Plan	(4)	4/27/09	$ -	$ 21,250	$ -	-	2,976	-	$ 29,611

Dale Heins	Omnibus Incentive Plan	(4)	4/27/09	$ -	$ 17,500	$ -	-	2,451	-	$ 24,387

Thomas Gallahue	Omnibus Incentive Plan	(4)	4/27/09	$ -	$ 17,500	$ -	-	2,451	-	$ 24,387

Jim Mills	Omnibus Incentive Plan	(4)	4/27/09	$ -	$ 7,500	$ -	-	1,050	-	$ 10,448

Keith Laakko	Omnibus Incentive Plan	(4)	4/27/09	$ -	$ 15,000	$ -	-	2,101	-	$ 20,905

(1)	Awards were granted on April 27, 2009, and relate to fiscal year 2008 service.

(2)	Amounts are cash bonuses for 2008 performance awards under the CPI Corp. Performance Plan which were granted and paid in fiscal year 2009.

(3)
The portion of a participant’s incentive compensation award is calculated by dividing (1) that portion of the participant’s incentive compensation award payable in restricted shares for the fiscal year by (2) the fair market value of one share of common stock measured as of the last day of the fiscal year.  The restricted shares are subject to restrictions on transferability, as well as vesting and forfeiture restrictions.  Termination due to normal retirement (65 or older) results in automatic waiver of the uncompleted portion of restriction. The shares vest automatically upon a change of control.

(4)
Includes incentive plan grants in fiscal year 2009 related to fiscal year 2008 service and reflects cash and stock awards granted under the CPI Corp. Performance Plan, pursuant to the CPI Corp. Omnibus Incentive Plan.  All cash awards and restricted stock granted in fiscal year 2009 were paid or vested as of the fiscal year 2009 year-end.  Amounts related to 2009 service were granted subsequent to the fiscal year-end and therefore are not included in this table.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Yet Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)
Renato Cataldo	-		16,667	33,333	$ 13.58	08/14/18	-	$ -
Dale Heins	-		8,334	16,666	$ 13.58	08/14/18	-	$ -
Thomas Gallahue	-		7,500	10,000	$ 13.58	08/14/18	-	$ -
	10,046	(2)	-	-	$ 12.96	10/21/10	-	$ -
	5,000	(2)	-	-	$ 17.00	04/15/10	-	$ -
Jim Mills	-		8,334	16,666	$ 12.21	09/22/18	-	$ -
Keith Laakko	-		6,667	13,333	$ 13.58	08/14/18	528	$ 6,922

(1)
With the exception of Mr. Gallahue, the stock options vest equally in three increments on the first three anniversary dates after the August 14, 2008, grant date for Dr. Cataldo, Mr. Heins and Mr. Laakko and the September 22, 2008, grant date for Mr. Mills.  Mr. Gallahue’s options vest at 7,500 on the first anniversary date and 5,000 on each of the second and third anniversary dates.  See footnote 2 to the “Summary Compensation Table” for further description of the vesting of stock options awarded pursuant to the Omnibus Incentive Plan.

(2)
Mr. Gallahue’s options were scheduled to expire on February 15, 2007, pursuant to his retention agreement.  In fiscal year 2007, Mr. Gallahue agreed to continue his employment with the Company beyond his planned retirement.  Accordingly, his options are subject to Predecessor Plans which allow exercise up to the original expiration dates in fiscal year 2010, or three months after termination of employment, whichever occurs earlier.  On April 15, 2010, 5,000 of Mr. Gallahue’s options expired.  On June 15, 2010, Mr. Gallahue exercised his remaining 10,046 options under the Predecessor Plans.

Stock Vested in Fiscal Year 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired Upon Exercise (#) (1)	Value Realized Upon Exercise ($) (1)	Number of Shares Acquired Upon Vesting (#) (2)	Value Realized on Vesting ($)
Renato Cataldo	-	$-	2,976	$39,015
Dale Heins	-	$-	2,451	$32,133
Thomas Gallahue	-	$-	2,451	$32,133
Jim Mills	-	$-	1,050	$13,766
Keith Laakko	-	$-	2,629	$34,466

(1)
No options were exercised in fiscal 2009.  The table above does not include stock options vested in fiscal year 2009 of 16,667, 8,334, 7,500, 8,334 and 6,667 for Dr. Cataldo and Messrs. Heins, Gallahue, Mills and Laakko, respectively, as these options were not exercisable as of the fiscal year 2009 year-end.  See footnote 2 to the “Summary Compensation Table” above for details on exercise requirements.

(2)
Shares represent restricted stock awarded in fiscal year 2009 (for fiscal year 2008 performance) that vested on the last day of fiscal year 2009, and, for Mr. Laakko, one fifth of shares awarded upon his joining the Company that also vested on the last day of fiscal year 2009.

Pension Benefits

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Renato Cataldo (1)	Retirement Plan	-	$-	$-
Dale Heins (2)	Retirement Plan	17	$56,892	$-
Thomas Gallahue (2)	Retirement Plan	2	$31,162	$-
Jim Mills (1)	Retirement Plan	-	$-	$-
Keith Laakko (1)	Retirement Plan	-	$-	$-

(1)
Years of actual service differ from the years of credited service because the plan was frozen in 2004 and Dr. Cataldo, Mr. Mills and Mr. Laakko were not yet employed.  See description of the retirement plan below.

(2)	Years of actual service differ from the years of credited service because the plan was frozen in 2004.

Retirement Plan

Effective April 1, 2004, the Company amended the Retirement Plan to implement a freeze of future benefit accruals, except for employees with at least ten years of service who attained age 50 as of April 1, 2004, who were “grandfathered” and whose benefits continued to accrue until February 20, 2009, when those benefits were frozen.  Years of service after the date of the benefit freeze are recognized for determination of whether an employee attains five years of service for vesting purposes.  Dr. Cataldo, Mr. Mills and Mr. Laakko joined the Company after the Retirement Plan benefits were frozen and, therefore, will receive no benefits under the Retirement Plan.  Subject to satisfaction of vesting requirements, the remaining NEO’s are entitled to receive the benefits under the Retirement Plan as described in the Pension Benefits Table.

The Retirement Plan entitles a participant to a monthly retirement benefit upon retirement at or after age 65 equal to 1% of average monthly gross earnings (including base salary and bonus) from and after January 1, 1998, multiplied by the number of years of the participant's service.  Until 2002, the maximum annual compensation recognized in computing benefits was $100,000.  Commencing with 2002, the maximum annual compensation recognized in computing benefits increased to $200,000, subject to adjustment by the Internal Revenue Service for cost-of-living increases in future years.

In lieu of a monthly retirement benefit, a participant may elect to convert to a contingent annuitant option (which provides retirement benefits payable to the participant during his or her lifetime and to his or her beneficiary after the participant's death), or to an option for life annuity with a guaranteed number of monthly payments, payable first to the participant, with any remaining amounts payable to his or her beneficiary.  Benefits are fully vested after five years of service.  The Company periodically makes actuarially determined contributions to the Retirement Plan.  No deductions are made for social security benefits.

The Retirement Plan provides for a reduced benefit for early retirement for employees age 55 or over with at least 15 years of service.  The monthly early retirement benefit is equal to the accrued (earned) benefit at the time of retirement, reduced by 1/180 for each of the first 60 months and 1/360 for each of the next 60 months that the early retirement date precedes the normal retirement date.  None of the Named Executive Officers were eligible for early retirement as of the 2009 fiscal year-end.

Potential Payments Upon Termination

All calculations in this table are at the present value as of February 6, 2010, and are calculated at amounts as if the terminating event occurred on that date.

	Renato Cataldo	Dale Heins	Thomas Gallahue	Jim Mills	Keith Laakko

Termination with cause (1)
Pension (2)	$-	$56,892	$31,162	$-	$-

Termination without cause (1)
Salary	$475,000	$280,000	$300,000	$275,000	$230,000
Pension (2)	-	56,892	31,162	-	-
Total	$475,000	$336,892	$331,162	$275,000	$230,000

Retirement or resignation
Pension (2)	$-	$56,892	$31,162	$-	$-

Death
Pension (2)	$-	$56,892	$31,162	$-	$-
Life insurance	650,000	560,000	600,000	550,000	460,000
Total	$650,000	$616,892	$631,162	$550,000	$460,000

Disability
Disability benefits (3)	$1,394,194	$1,433,151	$647,551	$1,502,421	$1,501,455
Pension (2)	-	56,892	31,162	-	-
Total	$1,394,194	$1,490,043	$678,713	$1,502,421	$1,501,455

(1)
Termination for cause is triggered by an act in bad faith and to the detriment of the Company, refusal or failure to act in substantial accordance with any written material direction or order of the Company, repeated unfitness or unavailability for service, disregard of the Company’s rules or policies after reasonable notice and opportunity to cure, conviction of a crime involving dishonesty, breach of trust or physical or emotional harm to any person, breach of the employment agreement or other contractual obligation to the Company.  These benefits are paid in a lump sum at the time of termination.

(2)
Retirement is the voluntary or involuntary termination of employment except for death or permanent disability before attaining age 65.  Employees who reach age 55 and have 15 years of service may elect early retirement benefits.  Retirement benefits are payable monthly for life.  Options to cover spouses are available for a reduced benefit.  If an employee dies prior to retirement age, his or her spouse is entitled to 50% of the employee’s benefits at the employee’s retirement age.  If an employee terminates prior to retirement age, he or she can apply for vested pension benefits once they reach retirement age.

(3)	Disability benefits for all NEO’s are under the same plan as all salaried employees.

Employment Contracts and Termination of Employment

The Company has employed the NEO’s under employment contracts that establish base compensation, bonus and other benefits available to employees.  The terms of all NEO employment agreements are indefinite. The employment contracts provide that termination of employment of any of the NEO’s, other than for Cause, requires the Company to make a lump sum payment equal to 100% of their base salaries at time of severance.

Upon his joining the Company in September 2008, Jim Mills entered into an employment agreement.

On April 19, 2010, the Board of Directors awarded restricted shares of common stock to Mr. David Meyer as part of his compensation as Executive Chairman of the Board, subject to the terms, conditions and restrictions set out in a Restricted Stock Award and in the CPI Corp. Omnibus Incentive Plan.

The NEO’s are entitled to participate in other active benefits and plans available to other employees, including participation in the Company’s 401(k) plan, health care and disability coverage, life insurance and paid vacation. The NEO’s are subject to customary confidentiality, non-compete and insider obligations, which include an agreement not to be employed by or act as a consultant for any direct competitor of the Company.

Obligations applicable to the receipt of termination benefits

All NEO’s are subject to non-competition covenants for one year after termination of employment.  In their employment agreements, all NEO’s acknowledge that any ideas, concepts, graphics, creative or other products of their work will be owned by the Company.

Compensation Risk Assessment

Based on a consideration of the Company’s compensation programs, we believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

Director Compensation in Fiscal Year 2009

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
David Meyer (3)	$51,000	$278,632	$2,934	$332,566
James Abel	$48,000	$49,265	$4,706	$101,971
Peter Feld (4)	$52,500	$-	$1,681	$54,181
Paul Finkelstein (5)	$16,500	$21,080	$-	$37,580
Michael Glazer	$37,500	$51,289	$3,361	$92,150
Michael Koeneke	$40,500	$31,775	$2,521	$74,796
Turner White	$48,000	$42,230	$4,034	$94,264

(1)
The Board of Directors maintains a CPI Corp. Non-Employee Directors Restricted Stock Policy (the "Policy") pursuant to the Omnibus Incentive Plan.  The purpose of the Policy is to advance the interests of the Company and its stockholders by enabling the directors who are not employees of the Company to elect each year to receive shares of restricted common stock of the Company ("Restricted Shares") in lieu of up to 100%, but not less than 50%, of the annual retainer they receive as directors of the Company.  Directors who chair committees of the Board may also elect to receive restricted shares in lieu of an annual retainer in cash for their service as committee chairmen.

Upon making a valid and timely election under the Policy, the non-employee director is awarded that number of restricted shares determined by dividing (1) one hundred twenty-five percent (125%) of that portion of the non-employee director's annual retainer for Board service and/or service as a committee chair for the fiscal year for which the election is being made by (2) the fair market value of one share of common stock as of the first day of the fiscal year.  The restricted shares are not transferable and are subject to other restrictions until the last day of the applicable fiscal year.

Pursuant to the Policy, each of the directors, with the exception of David Meyer, elected to receive restricted shares in lieu of 100% of their $30,000 annual cash retainer for service on the Board in fiscal year 2009.  Mr. Finkelstein elected to receive restricted shares in lieu of cash compensation for the prorated portion of the fiscal year he served as a director.  Mr. Feld subsequently forfeited his shares in July 2009 upon termination of his service on the Board.  Mr. Abel also elected to receive restricted shares in lieu of his annual cash retainers for serving as Chairman of the Audit Committee ($6,000) and as Chairman of the Nominating and Governance Committee ($6,000).  Mr. White elected to receive Restricted Shares in lieu of his annual cash retainer for serving as Chairman of the Compensation Committee ($6,000).  In lieu of cash compensation for their retainers, Messrs. Koeneke and Glazer both received 5,252 restricted shares and Messrs. Abel and White received 7,353 and 6,303 restricted shares, respectively.  In lieu of cash compensation for his prorated portion of fiscal year service, Mr. Finkelstein received 1,711 shares of common stock without restriction.  Additionally, in lieu of cash compensation for his prorated portion of fiscal year 2008 service, Mr. Glazer received 2,403 shares of common stock, without restriction, in fiscal year 2009.

(2)	All Other Compensation represents dividends earned on restricted stock awards prior to vesting.

(3)
Effective September 25, 2009, Mr. Meyer entered into an amendment (the “Amendment”) to his Chairman’s Agreement, dated September 22, 2008, with the Company.  The Chairman’s Agreement and the Amendment provide compensation to Mr. Meyer for his services related to his role as Chairman of the Board of Directors.

Under the Chairman’s Agreement, Mr. Meyer receives an annual retainer of $200,000, payable in shares of common stock of the Company.   In fiscal year 2009, such retainer payments were paid in four equal installments of $50,000 of restricted shares, with the number of restricted shares determined based on the first trading day of the applicable payment period.  Such shares vested on the last day of the quarter in which the relevant award was made.

In addition, Mr. Meyer receives an annual performance bonus for each fiscal year during the term of the agreement in an amount up to 0.67% of the Company’s Adjusted EBITDA as reported in the applicable earnings release of the Company for such fiscal year (the “full award”).  The award is segregated into increments associated with a specific goal.  Upon achievement of a specific goal, Mr. Meyer will receive that increment.  In fiscal year 2009, payment of this bonus was made on April 27, 2009, in the form of shares of the Company’s common stock and vested immediately on the date of the award.

The Compensation Committee periodically reviews, adjusts and makes recommendations to the Board on the specific goals and guidelines for Mr. Meyer’s position as Chairman.

Effective April 19, 2010, Mr. Meyer was appointed Executive Chairman of the Board of Directors and entered into a new agreement with the Company; see discussion under the “Compensation Discussion and Analysis” section above.

(4)
Mr. Feld was not reelected at the Annual Meeting of Stockholders in July 2009.  Upon termination of his service on the Board in July 2009, and pursuant to the Policy, Mr. Feld forfeited his shares he elected to receive in lieu of his cash retainer for service on the Board and received a $30,000 cash payment for his services.  Such payment is included in the “Fees Earned or Paid in Cash” column in the “Director Compensation in Fiscal Year 2009” table above.

(5)
Mr. Finkelstein was elected to the Board of Directors in July 2009.  He subsequently resigned in January 2010.  During his period with the Company, Mr. Finkelstein served on the Company’s Audit and Compensation Committees.

Each of the Company's directors received a $30,000 retainer for service on the Board in fiscal year 2009. In addition, for fiscal year 2009, Mr. Abel received a payment of $6,000 for his service as Chairman of the Audit Committee and $6,000 for his service as Chairman of the Nominating and Governance Committee, and Mr. White received an additional payment of $6,000 for service as Chairman of the Compensation Committee.  As described in footnote 1 to the "Director Compensation in Fiscal Year 2009” table above, each of the directors, with the exception of David Meyer, elected to receive restricted shares in lieu of 100% of their director retainers for fiscal year 2009, pursuant to the Company's Non-Employee Directors Restricted Stock Policy.  The Company also reimburses directors for expenses incurred in connection with attending Board and committee meetings and pays each director $1,500 for each Board and Committee meeting attended.  As of the end of fiscal year 2009, no directors held shares of unvested restricted stock and the only director with stock options was David Meyer, whose 60,000 options were awarded in fiscal year 2008.

On April 15, 2010, upon recommendation of the Compensation Committee, the Board of Directors approved awards of restricted stock to non-employee directors, subject to the terms, conditions and restrictions set out in Restricted Stock Award Agreements and in the CPI Corp. Omnibus Incentive Plan.  These awards were made pursuant to an analysis and report from the Hay Group following their study of Director compensation in peer companies.  The Board determined a more competitive compensation package would be in the best interests of the Company, its subsidiaries and would attract, retain and reward non-employee directors and strengthen the mutuality of interest between the directors and the Company’s stockholders.

Amendment to the CPI Corp. Omnibus Incentive Plan
(Proposal 2)

Effective May 29, 2008, the Board of Directors adopted the CPI Corp. Omnibus Incentive Plan (the “Plan”), which was approved by the stockholders at the 2008 Annual Meeting of Stockholders, held on July 17, 2008.  The Plan replaced the CPI Corp. Stock Option Plan, as amended and restated on December 16, 1997, and the CPI Corp. Restricted Stock Plan, as amended and restated on April 14, 2005 (collectively the “Predecessor Plans”) that were previously approved by the Board of Directors, and no further shares will be issued under the Predecessor Plans.  The Company sought approval of the Plan, in part, to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Section 162(m) requires stockholder approval of certain provisions of incentive compensation plans every five years so that companies can deduct all performance-based compensation.

The Plan provides the Company with flexibility to award Service Providers (as defined below) both short-term and long-term equity-based and cash incentives.  The Board of Directors believes that this flexibility in awarding various types of incentive compensation is important because it allows for greater use of performance-based incentives, which, in the Board’s judgment, promotes a better alignment of the interests of Service Providers and the Company’s stockholders, and adds flexibility under the Plan that enables the Company to adapt its compensation programs for Service Providers in a manner which is commensurate with the design of compensation programs being offered by the Company’s competitors and peers, thereby attracting and retaining Service Providers.

The Board of Directors believes it to be in the best interests of the Company, its subsidiaries and its stockholders for Service Providers to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such Service Providers.  As of June 23, 2010, approximately 60 Service Providers were eligible to participate in the Plan.  As of June 23, 2010, a total of 216,348 shares remained available under the Plan. To ensure sufficient availability of this important tool for the next few years, the Board of Directors believes it to be in the best interest of the Company, its subsidiaries and its stockholders to amend the Plan to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan, which would increase the total shares authorized for grant under the Plan from 800,000 shares to 1.1 million shares.  To be approved, a majority of the outstanding shares entitled to vote at the Meeting must vote in favor of the proposal.  The Board of Directors recommends a vote “FOR” the approval to amend the Plan to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan.

The stock referred to under the Plan is the common stock of the Company, which is listed on the New York Stock Exchange under the symbol “CPY.”

Description of the Plan

A copy of the Plan is attached as Annex A to CPI Corp.’s Form DEF 14A, filed June 23, 2008, and the following summary is qualified in its entirety by reference to the Plan.

Purpose.  The purposes of the Plan are (i) to attract and retain highly competent persons as employees, directors, and consultants of the Company (“Service Providers”); (ii) to provide incentives to Service Providers that align their interests with those of the Company’s stockholders; and (iii) to promote the success of the business of the Company.

Administration.  Awards under the Plan are granted by the Compensation Committee of the Board (the “Committee”), provided that the Board shall be responsible for administering this Plan with respect to awards to non-employee directors.  With respect to the administration of the Plan as it relates to awards granted to non-employee directors, references in this Plan to the “Committee” shall refer to the Board.   The Committee shall be constituted by the Board to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and Section 162(m) of the Code.  The Committee has the authority, among other things, to (i) select the Service Providers to whom awards may be granted and the types of awards to be granted to each; (ii) to determine the number of shares to be covered by each award; (iii) to determine whether, to what extent, and under what circumstances an award may be settled in cash, common stock, other securities, or other awards; (iv) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (v) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable.

Shares Available for Grant Under the Plan.  Subject to adjustment and stockholder approval, the total number of shares of common stock available for delivery pursuant to awards under the Plan will be 1.1 million shares.

As of June 23, 2010, 528 shares are subject to outstanding grants under the Predecessor Plans.

Eligibility.  Employees, consultants, or directors, who are determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, are eligible to receive awards under the Plan.  However, incentive stock options (“ISOs”) may be granted only to employees.  No participant may receive in any fiscal year: (i) stock options relating to more than 200,000 shares; (ii) restricted stock and restricted stock units relating to more than 200,000 shares; (iii) 200,000 shares granted in connection with performance awards, (iv) cash-based performance awards of more than $1,500,000; (v) other cash-based awards relating to more than $1,500,000; or (vi) other share-based awards relating to more than 200,000 shares.

Types of Awards.  Awards authorized under the Plan include:

•
Stock options to purchase shares of common stock, including ISOs and nonstatutory stock options, which will be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant.  “Fair market value” means the closing sale price per share of common stock (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, such other source as the Committee deems reliable.  No stock option shall have a term in excess of 10 years measured from the date the stock option is granted.  In the case of any ISO granted to a 10% stockholder, the term of such ISO shall not exceed five years measured from the date the stock option is granted.

•
Stock appreciation rights (“SARs”), which confer the right to receive an amount, settled in cash, common stock or other awards, equal to the excess of the fair market value of a share of common stock on the date of exercise over the exercise price of the SAR.

•
Restricted stock, which is common stock subject to restrictions on transferability and other restrictions, with respect to which a participant has the voting rights of a stockholder during the period of restriction.

•	Restricted stock units, which are awards of a right to receive shares of our common stock and are subject to restrictions on transferability and other restrictions.

•
Performance awards, including performance shares or performance units, which are settled after an applicable performance period has ended to the extent to which corresponding performance goals have been achieved.

•
Other awards, including awards that are payable in shares of common stock or the value of which is based on the value of shares of common stock, and awards to be settled in cash or other property other than common stock.

Vesting.  The vesting schedule for any award shall be specified in the award agreement.  The criteria for vesting and for removing restrictions on any award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more performance objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

Substitute Awards.  The Committee may grant awards under the Plan in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of another company in connection with a merger, consolidation or similar transaction involving an acquired company and the Company or an affiliate.

Performance-Based Awards.  The terms of the Plan are intended to, among other things, permit the Committee to impose performance goals with respect to any award, thereby requiring forfeiture of all or part of any award if such performance goals are not met, or linking the time or amount of exercisability, vesting, payment or settlement of an award to the achievement of performance goals.  The Plan provides that the performance goals will be based on certain specified business criteria which are intended to encompass a wide range of financial and operational activities of the Company.  For example, the business criteria used by the Committee in establishing the performance goals for such awards includes, but is not limited to: (i) earnings per share; (ii) net income or net operating income (before or after taxes and before or after extraordinary items); (iii) sales, revenues or expenses;  (iv) cash flow return on investments which equals net cash flows divided by owners’ equity; (v) earnings before or after taxes; (vi) operating profits; (vii) gross revenues; (viii) gross margins; (ix) share price including, but not limited to, growth measures and total stockholder return; (x) economic value added, which equals net income or net operating income minus a charge for use of capital; (xi) operating margins; (xii) market share; (xiii) revenue growth; (xiv) cash flow; (xv) increase in customer base; (xvi) return on equity, assets, capital or investment; (xvii) working capital; and (xviii) net margin.  Performance objectives may be based upon Company-wide, subsidiary, divisional, project team, and/or individual performance.  With respect to any award granted to an employee who is subject to Section 162(m) of the Code, the performance objectives shall be set forth in writing no later than 90 days after commencement of the performance period to which the performance objectives relate (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the performance objective(s) are substantially uncertain.  The performance objectives established by the Committee may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage or absolute increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and/or operating groups or segments, as the Committee deems appropriate.

Payment.  The Committee shall determine the acceptable form of consideration for exercising a stock option, including the method of payment.  In the case of an ISO, the Committee shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Committee, the exercise price of a stock option may be paid (i) in cash or by check; (ii) at the discretion of the Committee, through delivery of shares of common stock having a fair market value equal as of the date of the exercise to the exercise price of the stock option and held for at least six months; (iii) at the discretion of the Committee, by having the Company retain from the shares of common stock otherwise issuable upon exercise of the stock option, a number of shares having a fair market value equal, as of the date of exercise, to the exercise price of the stock option (a “net-exercise”); (iv) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Committee; (v) at the discretion of the Committee, by any combination of (i), (ii), (iii) and (iv) above; or (vi) at the discretion of the Committee, payment of such other lawful consideration as the Committee may determine.  Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

Amendment and Termination.  The Plan may be amended, altered, suspended or terminated by the Board of Directors or the Committee, without the consent of the participants or beneficiaries, but no such action shall impair the rights of the participant or beneficiary under an outstanding award unless required to comply with applicable law.  Stockholder approval of any Plan amendment shall be obtained to the extent necessary to comply with applicable law.  The Plan shall terminate upon the earliest to occur of (i) the day prior to the 10th anniversary of the Board of Director’s approval of the Plan on May 29, 2008; (ii) the date on which all shares available for issuance under the Plan have been issued as fully vested shares; or (iii) any other date determined by the Board of Directors.

Adjustments and Change of Control.  In the event that there is any dividend or distribution payable in shares, or any adjustment, recapitalization, reclassification, reorganization or other change in the Company’s capital structure or its business, including without limitation, any stock split, reverse stock split, stock dividend, cash dividend or dividend or distribution of cash, stock or other property, share combination or similar event affecting the capital structure of the Company, then the maximum aggregate number of shares available for awards under the Plan, the maximum number of shares issuable to a Service Provider under the Plan, and any other limitation under this Plan on the maximum number of shares issuable to an individual or in the aggregate shall be proportionately adjusted (and rounded down to a whole number) by the Committee as it deems equitable in its discretion to prevent dilution or enlargement of the rights of the participants.  In addition, the Committee may make appropriate and equitable substitutions or adjustments to the number and kind of shares or other securities subject to outstanding awards, and/or to the exercise price of outstanding stock options and stock appreciation rights.

In the case of any merger, consolidation, acquisition or disposition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation or similar event affecting the Company or any of its Affiliates (a “Corporate Transaction”), the Committee may, in its discretion, (i) cancel all outstanding awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee in its sole discretion; and (ii) substitute other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares subject to outstanding awards.

Any award agreement may include such other provisions (whether or not applicable to the award of any other participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of awards upon a “Change of Control” of the Company, provisions for the cancellation of awards in the event of a Change of Control of the Company, and provisions to comply with applicable laws.

Change of Control is defined under the Plan to mean a change of control as defined in the relevant Award Agreement.

Federal Income Tax Consequences

The material federal income tax consequences of the grant and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows.  Changes to these laws could alter the tax consequences described below.  This summary assumes that all awards granted under the Plan are exempt from or comply with the rules under Section 409A of the Code relating to nonqualified deferred compensation.

Stock Options.

The grant of a stock option will have no tax consequences to the grantee or to the Company.  In general, upon the exercise of an ISO, the grantee will not recognize taxable income and the Company will not be entitled to a tax deduction.  However, the excess of the acquired shares’ fair market value on the exercise date of an ISO over the exercise price is included in the grantee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-statutory stock option, the grantee will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and the Company will generally be entitled to a tax deduction in the same amount.

Stock Appreciation Rights.

The grant of an SAR will have no tax consequences to the grantee or to the Company.  Upon the exercise of an SAR, the grantee will recognize ordinary income equal to the amount of cash received and/or the then current fair market value of the shares of common stock acquired, and the Company will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards.

In general, the grant of restricted stock, a restricted stock unit, or other equity awards that are subject to restrictions will have no tax consequences to the grantee or to the Company. When the award is settled (or, in the case of restricted stock or performance shares, and assuming the grantee does not make an 83(b) election to be taxed at the time of grant, when the restrictions applicable to such award lapse), the grantee will recognize ordinary income equal to the excess of the applicable shares’ fair market value on the date the award is settled or the restrictions lapse, as applicable, over the amount, if any, paid for the shares by the grantee. The Company will generally be entitled to a tax deduction in the same amount. If the award is settled in cash or other property, the grantee will recognize ordinary income equal to the net amount or value received, and the Company will generally be entitled to a tax deduction in the same amount.

Sale of Shares.

When a grantee sells shares received under any award other than an ISO, the grantee will recognize a capital gain or loss equal to the difference between the sale proceeds and the grantee’s tax basis in the shares.  In general, the tax basis in the shares is the sum of the amount of ordinary income recognized by the grantee upon receipt of the shares (or upon the lapsing of restrictions, in the case of restricted stock or performance shares) plus any amount paid for the shares (if any).

When a grantee disposes of shares acquired upon the exercise of an ISO, the difference between the amount realized by the grantee and the exercise price will generally constitute a capital gain or loss, as the case may be.   However, if the grantee does not hold these shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, then: (1) the excess of the fair market value of the shares acquired upon exercise measured as of the exercise date over the exercise price will generally be treated as ordinary income to the grantee; (2) the difference between the sale proceeds and the shares’ fair market value on the exercise date will be treated as a capital gain or loss to the grantee; and (3) the Company will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

Tax Withholding.

All payments or distributions made pursuant to the Plan to a participant (or a permitted assignee thereof) will be net of any applicable Federal, state and local withholding taxes arising as a result of the grant of any award, exercise of an option or SARs, or any other taxable event occurring pursuant to the Plan.  The Company will have the right to withhold from such participant (or permitted assignee) such withholding taxes as may be required by law, or to otherwise require the participant (or permitted assignee) to pay such withholding taxes.  If the participant (or permitted assignee) fails to make such required tax payments, the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such participant or to take such other action as may be necessary to satisfy such withholding obligations.  In satisfaction of the requirement to pay withholding taxes, the participant (or permitted assignee) may make a written election, which may be accepted or rejected in the discretion of the Committee, to have the Company withhold a portion of the shares then issuable to the participant (or permitted assignee) pursuant to the Plan, having an aggregate fair market value equal to the withholding taxes, resulting in a lower number of shares being issued to the participant (or permitted assignee).

Compliance with Section 162(m) of the Internal Revenue Code.

Section 162(m) generally disallows a deduction to a public company for annual compensation to the three most highly compensated executive officers (other than the chief executive officer and the chief financial officer) in excess of $1,000,000.  However, compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 limitation and, therefore, remains fully deductible by the Company.  The Company intends that options, SARs and other awards designated as such, the exercisability, vesting, payment or settlement of which is expressly conditioned upon achievement of performance goals based on one or more of the business criteria described above, may qualify as “performance-based compensation” for purposes of Section 162(m), although other awards under the Plan may not qualify.   Stockholders’ approval of the Plan qualifies all compensation to be paid under the Plan for the maximum income tax deductibility under Section 162(m).

Section 409A.

 If any award granted under the Plan is considered deferred compensation under Section 409A of the Code, then certain requirements must be met (or an exception must be available) to have the deferral be effective for federal tax purposes.  These requirements include ensuring that any election to defer made by participants is done within the time period(s) permitted by Section 409A; limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted under guidance issued by the U.S. Department of Treasury.  If these requirements are not met, a participant will be immediately taxed on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus 1%.

The Board of Directors recommends a vote "FOR" approval of Proposal 2 to amend the CPI Corp. Omnibus Incentive Plan (the “Plan”) to authorize the issuance of an additional 300,000 shares of common stock pursuant to the Plan.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for approval of this proposal.  Proxies for shares marked “Abstain” and broker non-votes will be considered to be represented, but not voted.

The following table provides information as of February 6, 2010, regarding the number of shares of common stock that were issuable under the Company’s equity compensation plans.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average	future issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights (a)	warrants and rights (b)	in column (a)) (c)
Equity compensation plans
approved by security holders (1)	232,546	$ 13.13	465,950 (2)
Equity compensation plans not
approved by security holders (3)	-	-	80,232 (4)
Total	232,546	$ 13.13	546,182

(1)
Includes 15,046 stock options issued and outstanding under the Company’s previous amended and restated nonqualified stock option plan and 217,500 stock options issued and outstanding under the Company’s Omnibus Incentive Plan, effective May 29, 2008.  See Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 6, 2010, for further discussion of the Company’s stock based compensation plans.

(2)
Represents total shares of common stock available for issuance pursuant to awards under the Company’s Omnibus Incentive Plan, effective May 29, 2008.  See Note 13 in the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended February 6, 2010, for further discussion of the Company’s stock based compensation plans.

(3)
The only plan not approved by security holders is the Company’s stock bonus plan.  This plan was enacted in fiscal 1982 and is no longer active.  The remaining awards granted under this plan vested in fiscal 2003.

(4)	Represents 80,232 shares reserved for issuance under the Company’s inactive stock bonus plan.

Audit Committee Report

To Our Stockholders:

In performing our duties, the Audit Committee has:

1.
reviewed and discussed with the Company’s management and KPMG LLP (“KPMG”), the Company’s independent registered accounting firm, the audited financial statements of the Company contained in the Company’s Annual Report to Stockholders for the fiscal year ended February 6, 2010, as well as quarterly financial statements, all prior to their issuance;

2.
discussed with KPMG, all matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance,” which supersedes Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended;

3.	received from KPMG written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, as modified or supplemented;

4.	discussed with KPMG its independence from the Company;

5.	conducted its meetings allowing for executive sessions with KPMG and with the Company’s internal auditors, in each case without the presence of the Company’s management; and

6.
received periodic updates from the Company’s internal auditors regarding their test work with respect to internal controls over financial reporting and reviewed with management and the independent auditor, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting.

Among other things, the Audit Committee also oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the Company’s policies relating to legal and regulatory compliance, ethics, conflicts of interest and the Company’s internal audit process.

Based on the review and discussions described in 1 through 6 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2009 for filing with the Securities and Exchange Commission.

Further, the Audit Committee has appointed KPMG to audit the books of the Company for the fiscal year ending February 5, 2011, and we recommend that you ratify that appointment.

THE CPI CORP. AUDIT COMMITTEE

James Abel, Chairman                                     Michael Koeneke                                           Turner White

Fees Paid to Independent Registered Public Accounting Firm

Set forth below is a summary of fees for professional services by our independent registered public accounting firm, KPMG LLP (“KPMG”), for fiscal years 2009 and 2008.

	Fiscal 2009	Fiscal 2008

Audit Fees	$746,019	$929,293
Audit-Related Fees	4,658	38,700
Tax Fees	-	-
All Other Fees	-	-

Total	$750,677	$967,993

Audit Fees

In fiscal years 2009 and 2008, the Company was billed approximately $746,019 and $929,293, respectively, for KPMG's audits of the Company’s annual financial statements and review of financial statements included in the Company’s interim reports on Form 10-Q.  The Company paid additional bills of $251,800 in fiscal year 2010 in connection with the 2009 annual audit in connection with financial reporting.

Audit-Related Fees

In fiscal year 2009, the Company was billed $4,658 for audit-related services provided by KPMG in connection with a response to a comment letter from the Securities and Exchange Commission (“SEC”).  In fiscal year 2008, the Company was billed $38,700 for audit-related services provided by KPMG that included work related to the PCA Acquisition and assistance with a response to a comment letter from the SEC.

Tax Fees

No tax services were provided by KPMG during fiscal years 2009 or 2008.

All Other Fees

The Company did not receive any services from KPMG other than those described above in either of the last two fiscal years.

Procedure for Approval of Non-Audit Services

The Audit Committee has authorized the Chairman of the Audit Committee to pre-approve KPMG’s performance of non-audit services, provided that the Chairman reports any such pre-approval to the full Audit Committee at the next scheduled meeting.  Upon receipt of any request for pre-approval of non-audit services from management, the Chairman may accept or reject the request or submit the request to the entire Audit Committee for consideration.  The Audit Committee approved all of the fees paid to KPMG for fiscal year 2009.

Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal 3)

The Audit Committee has selected KPMG, an independent registered public accounting firm, to audit the books of the Company and its subsidiaries for its current fiscal year ending February 5, 2011 (“fiscal year 2010”).  Although the appointment of independent registered public accounting firms is not required to be approved by the stockholders, the Board believes that stockholders should participate in the appointment through ratification.  If a majority of the stockholders voting do not ratify the appointment, the Audit Committee will reconsider the appointment.  A representative of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to answer questions any stockholder may have.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting is required for ratification of this appointment.  Proxies for shares marked “Abstain” will be considered to be represented, but not voted. Shares registered in the name of brokers or other “street name” nominees will also be considered represented at the meeting for purposes of a quorum but will be considered present for purposes of the vote of Proposal 3 only if actually voted on Proposal 3.

Other Information

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the meeting for any purpose germane to the meeting.  For ten days prior to the Annual Meeting, this stockholder list will also be available for inspection by stockholders at the Company’s offices at 1706 Washington Avenue, St. Louis, Missouri  63103-1717, during regular business hours.

Some banks, brokers, and other nominee record holders may be participating in the practice of “house holding” proxy statements and annual reports.  This means that only one copy of this Notice of Annual Stockholders Meeting and Proxy Statement and the 2009 Annual Report may have been sent to multiple stockholders in your household.  If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your bank, broker or other nominee.  Upon written or oral request to the Corporate Secretary, we will provide a separate copy of the 2009 Annual Report or Notice of Annual Stockholders’ Meeting and Proxy Statement.

The Company’s 2009 Annual Report to stockholders, including financial statements, was mailed simultaneously with this Proxy Statement on or about July 9, 2010, to stockholders of record as of June 23, 2010.

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K MAY BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY, JANE NELSON, UPON WRITTEN REQUEST TO HER AT 1706 WASHINGTON AVENUE, ST. LOUIS, MISSOURI 63103-1717.

By Order of the Board of Directors,

/s/Jane E. Nelson
Jane E. Nelson
Secretary and General Counsel

Dated: July 9, 2010